NOTICE OF

                                 ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT
                                 ---------------

                                 ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

                                 April 22, 1998
                                 --------------



                                       AMP




                                AMP Incorporated
                            Harrisburg, Pennsylvania


      AMP Incorporated
      Harrisburg, PA  17105-3608

AMP

      Executive Offices


                                                           March 16, 1998
Dear Shareholder:

     You are invited to attend the AMP Incorporated 1998 Annual Meeting of Shareholders. The Annual Meeting will be held at the AMP Incorporated Global Executive Leadership Center, 411 South 40th Street, Harrisburg, Pennsylvania, on Wednesday, April 22, 1998, at 10:30 a.m., local time.

     If you plan to attend the Annual Meeting and your shares are registered in your own name, please mark the appropriate box on the right-hand side of the enclosed proxy so that an admission card may be sent to you in advance. Only shareholders bearing an admission card will be permitted admittance to the Annual Meeting, and the number of admission cards issued will be limited to the seating capacity of the Global Executive Leadership Center. If your shares are NOT registered in your own name and you wish to both vote your shares by proxy and attend the Annual Meeting, do not mark the box on the right-hand side of the enclosed proxy. Instead, you should complete, sign and return the proxy card and advise the shareholder of record (e.g., your bank or broker) that you wish to attend the Annual Meeting and the shareholder of record will issue to you a verification of ownership (a "legal proxy")for presentation at the Annual Meeting as your admission card.

     It is important that your shares be represented at the Annual Meeting. In addition to the election of directors and other matters that may properly be brought before the Annual Meeting, the shareholders will be asked to vote on the 1998 Employee Stock Purchase Plan. Please carefully read the descriptions included in the Proxy Statement before completing, signing and returning the accompanying proxy in the postage paid envelope provided for that purpose. Regardless of whether you plan to attend in person, I urge you to complete, sign and return the proxy as soon as possible to ensure that your shares will be voted at the Annual Meeting. If you attend the Annual Meeting you may vote in person if you wish even though you previously returned your proxy card.

     Thank you for your prompt attention to these important matters.

                                         Very truly yours,

                                         /s/ J. E. Marley

                                         JAMES E. MARLEY
                                         Chairman


                                AMP Incorporated
                                  P.O. Box 3608
                       Harrisburg, Pennsylvania 17105-3608

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 1998

To the Shareholders of
   AMP Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of AMP Incorporated will be held at the AMP Incorporated Global Executive Leadership Center, 411 South 40th Street, Harrisburg, Pennsylvania, on Wednesday, April 22, 1998, at 10:30 a.m., local time, for the purpose of considering and acting upon the following:

1. The election of a Board of Directors, eleven in number, to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.   A proposal to approve the AMP Incorporated 1998 Employee Stock Purchase
     Plan.

3. Such other matters that may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 3, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at said meeting and any adjournments thereof.

                              By order of the Board of Directors

                                      /s/   D. F. Henschel

                                      David F. Henschel,
                                      Corporate Secretary

Dated: March 16, 1998.

                                AMP INCORPORATED
                                PROXY STATEMENT
                                ----------------

                                     VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMP Incorporated (the "Corporation"). Such proxies will be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 22, 1998, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Meeting dated March 16, 1998. The address of the Corporation's principal executive offices is P.O. Box 3608, Harrisburg, Pennsylvania 17105-3608. The approximate date on which this Proxy Statement and the enclosed form of proxy are first sent or given to shareholders is March 16, 1998. Shareholders of record at the close of business on March 3, 1998 are entitled to notice of and to vote at said meeting and any adjournments or postponements thereof, each share being entitled to one vote. On March 3, 1998 the Corporation had 219,559,875 outstanding shares of Common Stock, no par value (excluding shares held in the treasury of the Corporation, all of which are issued but not outstanding and are not entitled to vote), which constitutes the only class of voting securities of the Corporation. A majority of the shares entitled to vote and either present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

     Under Pennsylvania law and the Corporation's Articles of Incorporation and Bylaws, each nominee for election as a director shall be elected if he or she receives the affirmative vote of a majority of the votes cast by shareholders entitled to vote and either present in person or represented by proxy at the Annual Meeting. Votes may be cast in favor of or withheld from the nominees. Shareholders are not entitled to cumulative voting in the election of directors. With respect to the proposal to approve the AMP Incorporated 1998 Employee Stock Purchase Plan, it will be authorized by the shareholders if the proposal receives the affirmative vote "for" the proposal by a majority of the votes cast by shareholders entitled to vote and either present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (i.e., the inability of a broker or other nominee holding shares for a beneficial owner to vote on behalf of such beneficial owner on a particular non-routine matter because such broker or nominee is not permitted, without receiving instructions from the beneficial owner, to vote such owner's shares on that matter, notwithstanding that the broker or nominee has discretionary authority on another routine, non-controversial matter and has voted on such matter on behalf of the beneficial owner) will be counted in determining whether a quorum has been reached but will be excluded entirely from the vote and will not affect the vote.

     Any proxy given pursuant to this solicitation may be revoked in writing by the person giving it at any time before it is exercised. Under the laws of the Commonwealth of Pennsylvania, attendance at the Annual Meeting by a shareholder who has given a proxy does not have the effect of revoking the proxy unless the shareholder files at any time prior to the voting of the proxy a written notice of revocation with the Corporate Secretary at the Corporation's principal executive offices set forth above or at the Annual Meeting, including but not limited to the timely filing of a duly executed proxy bearing a later date or the voting of the shares subject to this proxy by written ballot cast at the Annual Meeting. All shares represented by valid proxies received by the Board of Directors pursuant to this solicitation in time to be voted and not revoked will be voted. If the proxy indicates a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction made in the proxy. Except as set forth above with respect to brokers, if no direction is made, the shares will be voted as to each proposal in accordance with the recommendations of your Board of Directors. The proxy of a shareholder who is a participant in the Corporation's Dividend Reinvestment Plan will also serve as an instruction to the agent of that plan to vote the shares held for the account of the participant in the same way as the shares represented by such proxy are voted. If a shareholder's proxy is not received, the shares held for his or her account in the Dividend Reinvestment Plan will not be voted.

                                   1

     If a shareholder is a participant in the Corporation's Employee Savings and Thrift Plan, with a portion of his or her plan account invested in the plan's AMP Stock Fund on March 3, 1998, the Proxy card received by the shareholder will cover his or her pro-rata portion of the AMP Stock Fund's shares. The Proxy card must be returned or the shares will be voted by the plan's Trustee in its sole and absolute discretion. If a shareholder is a participant in the MERIT Plan of Benefits of the M/A-COM division of the Corporation, with a portion of his or her plan account invested in the plan's fund containing AMP Common Stock on March 3, 1998, the Proxy card received by the shareholder will cover his or her pro-rata portion of the AMP Stock Fund's shares. The Proxy card must be returned or the shares will be voted by the plan's Trustee in the proportion established by the directions received by the Trustee from all other participants in this plan.

ITEM 1:

                             ELECTION OF DIRECTORS

     A Board of Directors, eleven in number, is to be elected at the meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Unless otherwise instructed by the shareholder, it is the intention of the persons named in the proxy ("Proxy Committee") to vote such proxy for the election of the persons named in the following list, each of whom is now a member of the Board of Directors. Mr. Dexter F. Baker, a director since 1990, for personal reasons has declined to stand for election as a director. Accordingly, Mr. Baker's position as a member of the Board of Directors will expire as of April 22, 1998.

     The following information is supplied as to each person nominated for election as a director.

Nominee, Age and
Year First                      Principal Occupation and
Elected Director                  Business Experience
----------------                ------------------------
[portrait          President of Harbor Point Associates, Inc., New York, New
photograph         York, a private investment and consulting firm, having served
of Ralph           in that capacity for more than the past five years.  Mr.
D. DeNunzio]       DeNunzio also serves as a director of Harris Corporation,
Ralph D. DeNunzio  Federal Express Corporation, and NIKE, Inc.
    Age 66
    1977<F3><F5>


                   President and Chief Executive Officer of Barbara Franklin
                   Enterprises, Washington, D.C., a private, international
                   consulting and investment firm, since 1995.  Ms. Franklin
[portrait          served as the U.S. Secretary of Commerce in the Bush
photograph         Administration. She also serves as a director of Aetna,
of Barbara         Inc., Cincinnati Milacron Inc., The Dow Chemical Company,
H. Franklin]       and MedImmune, Inc.
Barbara Hackman Franklin
    Age 57
    1993<F2><F4>
                                   2

Nominee, Age and
Year First                      Principal Occupation and
Elected Director                  Business Experience
----------------                ------------------------
                   Retired Chairman of the Board of Hixon Properties
                   Incorporated, San Antonio, Texas, maintaining real estate
[portrait          holdings and other investments.  Mr. Hixon served as Chairman
photograph         of Hixon Properties Incorporated for more than five years.
of Joseph M.
Hixon, III]
Joseph M. Hixon III
    Age 59
    1988<F2><F5>


[portrait          Chief Executive Officer and President of the Corporation.
photograph         Mr. Hudson has served as an officer of the Corporation for
of William         more than the past five years.  He also serves as a director
J. Hudson,         of Carpenter Technology Corporation and The Goodyear Tire &
Jr.]               Rubber Company.
William J. Hudson, Jr.
    Age 63
    1992<F1><F5>


                   President, Chief Operating Officer and a director of Dana
                   Corporation, Toledo, Ohio, a manufacturer of automotive
                   components and systems.  Mr. Magliochetti has served as
[portrait          President of Dana Corporation since 1995, prior to which he
photograph         was President of Dana's North American operations.  He was
of Joseph M.       elected a director of Dana Corporation in 1996 and elected
Magliochetti]      Chief Operating Officer in 1997.
Joseph M. Magliochetti
    Age 55
    1996<F2>


[portrait          Chairman of the Board of Directors of the Corporation.
photograph         Mr. Marley has served as an officer of the Corporation for
of James E.        more than the past five years.  He also serves as a director
Marley]            of Armstrong World Industries, Inc. and Harsco Corporation.
James E. Marley
    Age 62
    1986<F1><F5>


[portrait          Retired Chairman of the Board of Directors and Chief
photograph         Executive Officer of the Corporation.  Mr. McInnes served as
of Harold          an officer of the Corporation for more than five years.  He
A. McInnes]        also serves as a director of PPG Industries, Inc.
Harold A. McInnes
    Age 70
    1981<F1><F4>
                                   3

Nominee, Age and
Year First                      Principal Occupation and
Elected Director                  Business Experience
----------------                ------------------------

                   Chairman of the Board and Chief Executive Officer of
                   Tektronix, Inc., Wilsonville, Oregon, an electronic
                   equipment manufacturer. Mr. Meyer has served as Chairman of
[portrait          the Board and Chief Executive Officer and as a director of
photograph         Tektronix for more than the past five years.  He also
of Jerome J.       serves as a director of Esterline Technologies Corporation
Meyer]             and Enron, Corp.
Jerome J. Meyer
    Age 60
    1996<F2>


                   President of Evergreen Ventures, Ltd., Cleveland, Ohio, a
                   family-owned investment company, since 1995.  Mr. Morley is a former President, Chief Executive Officer and director of
                   Reliance Electric Company, Cleveland, Ohio, a manufacturer of electrical, mechanical power transmission, and
[portrait          telecommunications equipment and systems, having served in
photograph         that capacity for more than five years.  He also serves as
of John C.         a director of Cleveland Cliffs, Inc., Ferro Corporation,
Morley]            and Lamson & Sessions, Inc.
John C. Morley
    Age 66
    1991<F3><F5>


                   Retired President and Chief Executive Officer of Parker
                   Hannifin Corporation, Cleveland, Ohio, an international
                   manufacturer of hydraulic, pneumatic and electromechanical components.  Mr. Schloemer has served as a director of Parker
[portrait          Hannifin Corporation for more than the past five years and he
photograph         is a former President and Chief Executive Officer of that
of Paul G.         company, having served in that capacity for more than five
Schloemer]         years. He also serves as a director of Esterline Technologies
                   Corporation and Rubbermaid Inc.
Paul G. Schloemer
    Age 69
   1991<F3><F4>


                   Chairman of the Advisory Council of IBM Japan, Ltd., a
                   manufacturer of computer systems located in Japan.  Mr.
                   Shiina served as a board member of IBM Japan, Ltd. from 1962 until his retirement as Chief Executive Officer in 1992,
[portrait          having served in the capacity as Chief Executive Officer
photograph         for more than five years.  He also serves as a director of
of Takeo           Air Products and Chemicals, Inc. and as a member of the
Shiina]            European Advisory Board of Bankers Trust Company.
Takeo Shiina
    Age 68
    1995<F2>
---------

<F1> Member of the Executive Committee of the Board.
<F2> Member of the Audit Committee of the Board.
<F3> Member of the Compensation and Management Development
     Committee of the Board.
<F4> Member of the Nominating and Governance Committee of the Board.
<F5> Member of the Finance Committee of the Board.

                                   4

                        SECURITY OWNERSHIP OF DIRECTORS

     The Corporation's Corporate Governance guidelines encourage each member of the Board of Directors to hold the Corporation's Common Stock in an amount having a market value of at least four times the annual retainer fee. The following table identifies the total Common Stock ownership for each Nominee for director as of March 3, 1998.

                      Amount of Beneficial    Amount of Phantom    Total Beneficial
                           Ownership            Ownership        and Phantom Ownership
Name of Owner              (shares)<F1><F2>     (shares)<F3>            (shares)
--------------        ---------------------   ------------------ ---------------------

Ralph D. DeNunzio            8,000 <F5>                3,170            11,170
Barbara H. Franklin          5,400 <F6>                1,879             7,279
Joseph M. Hixon III      1,653,385 <F7>                7,897         1,661,282
William J. Hudson, Jr      359,885 <F14><F15>         35,040<F4>       394,925
Joseph M. Magliochetti       2,000 <F8>                1,945             3,945
James E. Marley            270,062 <F9><F14><F15>     25,737<F4>       295,799
Harold A. McInnes           43,071                         0            43,071
Jerome J. Meyer              5,300 <F10>               2,811             8,111
John C. Morley               7,400 <F11>               6,554            13,954
Paul G. Schloemer            8,000 <F12>                   0             8,000
Takeo Shiina                 6,120 <F13>               2,628             8,748
------------

<F1> Each Director owns less than 1% of the Corporation's outstanding Common
     Stock.
<F2> Unless otherwise indicated, each Nominee for director possesses sole voting and dispositive power (beneficial ownership) with respect to the shares set forth opposite his or her name. Numbers shown in this column include options the director has the right to acquire as beneficial owner within 60 days after March 3, 1998.
<F3> Numbers shown in this column include phantom shares: (i) credited to outside directors under the Outside Directors Deferred Stock Accumulation Plan, as described on page 8 of this Proxy Statement; and (ii) credited to outside and non-employee directors for compensation deferred at the election of the director, as described on page 7 of this Proxy Statement.
<F4> Designated executive officers of the Corporation may defer up to 50% of their base salary and all officers are entitled to defer receipt of all or a portion of their annual cash bonus. Deferred compensation may be allocated to a phantom AMP Common Stock account under the Corporation's Deferred Compensation Plan, as described in footnote 1 to the Summary Compensation Table on page 11 of this Proxy Statement. Such phantom shares are reported in this number. This number also includes phantom shares of Common Stock credited to the designated executive officer in an amount equal to the dividend earned on Performance Restricted Shares, as described in footnote 3 to the Summary Compensation Table on page 12 and footnote 3 to the Security Ownership of Executive Officers Table on page 20 of this Proxy Statement.
<F5> Mr. DeNunzio also holds 2,000 options granted under the Corporation's Stock
     Option Plan for Outside Directors that are not exercisable until on or after July 1, 1998.
<F6> Ms. Franklin also holds 2,000 options granted under the Corporation's Stock
     Option Plan for Outside Directors that are not exercisable until on or after July 1, 1998.
<F7> Mr. Hixon holds 15,791 and 122,192 of these shares in two limited partnerships and shares voting and dispositive powers. In addition to the beneficial ownership shown in the table, Mr. Hixon has a 2% residual beneficial interest but no voting or dispositive powers in a trust that holds 7,392 shares of Common Stock of the Corporation. He also holds 2,000 options granted under the Corporation's Stock Option Plan for Outside Directors that are not exercisable until on or after July 1, 1998.
<F8> Mr. Magliochetti also holds 2,000 options granted under the Corporation's
     Stock Option Plan for Outside Directors that are not exercisable until on or after July 1, 1998.

                                   5

<F9> In addition, 211 shares of Common Stock of the Corporation are owned by members of the immediate family of the Nominee; Mr. Marley disclaims beneficial ownership of this stock. Additionally, 499 shares of Common Stock of the Corporation are owned by a member of the immediate family of Mr. Marley in a custodial account over which the Nominee has voting and dispositive powers; Mr. Marley disclaims beneficial ownership of this stock.
<F10>Mr. Meyer also holds 2,000 options granted under the Corporation's Stock
     Option Plan for Outside Directors that are not exerciseable until on or after July 1, 1998.
<F11>Mr. Morley also holds 2,000 options granted under the Corporation's Stock
     Option Plan for Outside Directors that are not exercisable until on or after July 1, 1998.
<F12>Mr. Schloemer holds 1,400 of these shares of Common Stock of the
     Corporation in a family trust of which he is co-trustee with his wife and shares voting and dispositive powers. In addition to the beneficial ownership shown in the table, he holds 2,000 options granted under the Corporation's Stock Option Plan for Outside Directors that are not exercisable until on or after July 1, 1998.
<F13>Mr. Shiina also holds 2,000 options granted under the Corporation's Stock
     Option Plan for Outside Directors that are not exercisable until on or after July 1, 1998.
<F14>A portion of the shares reported for Messrs. Hudson and Marley are
     Performance Restricted Shares granted under the Corporation's 1993 Long-Term Equity Incentive Plan. Further, a portion of the shares reported for Messrs. Hudson and Marley are held in the Corporation's Employee Savings and Thrift Plan.
<F15>Under the Corporation's former Bonus Plan (Stock Plus Cash), at December
     31, 1997 Mr. Hudson also had 17,402 Stock Bonus Units. Some of the Stock Bonus Units held by Mr. Hudson will convert within 60 days after March 3, 1998 and are reported in this number. Under the current 1993 Long-Term Equity Incentive Plan, Mr. Hudson has 419,500 Stock Options, including 61,800 Stock Options transferred to a family limited partnership for the benefit of Mr. Hudson's immediate family; some of these Stock Options are exercisable within 60 days after March 3, 1998 and are reported in this number. Mr. Marley has 303,600 Stock Options; some of these Stock Options are exercisable within 60 days after March 3, 1998 and are reported in this number.

     Although the Board of Directors does not contemplate that any of the Nominees for director will be unable to serve, in the event a vacancy in the original slate of nominees is occasioned by death or other unexpected occurrence, (a) shares of stock represented by the proxies shall be voted for the election of such other nominee as may be designated by the Board of Directors, or (b) prior to the meeting, the Board of Directors will amend the Corporation's Bylaws in order to eliminate that office of director for which such nominee is unable to accept election, or (c) in the event that neither (a) nor (b) occurs, the Proxy Committee shall nominate other persons in their discretion and vote the proxies for the election of such persons as directors.


                             THE BOARD OF DIRECTORS

COMPENSATION

     A director who is not an employee of the Corporation is paid $26,000 per year for services as a director and also $1,000 for each day in attendance at a meeting of the Board. Additionally, a director is paid $1,000 for attendance at each meeting of any committee of the Board on which he or she serves. The chairperson of any such committee is paid an annual retainer of $2,500. An outside or non-employee director may also be paid $1,000 per day for special services or assignments requested by either the Chairman or the Chief Executive Officer and President of the Corporation. A director who is also an employee of the Corporation does not receive any director or committee fees. During 1997 the Board of Directors held six meetings.

                                   6

In 1997 total compensation earned by the directors was as follows:

                                        Total Director
                   Director              Compensation
              -------------------       --------------
            Dexter F. Baker...........  $ 40,500   <F1>
            Ralph D. DeNunzio.........    43,500
            Barbara H. Franklin.......    41,500
            Joseph M. Hixon III.......    41,000   <F1>
            William J. Hudson, Jr.....         0   <F2>
            Joseph M. Magliochetti....    37,000   <F1>
            James E. Marley...........         0   <F2>
            Harold A. McInnes.........   134,000   <F3>
            Jerome J. Meyer...........    35,000   <F1>
            John C. Morley............    43,500   <F1>
            Paul G. Schloemer.........    37,000
            Takeo Shiina..............    36,000   <F1>
------------

<F1> This compensation includes amounts with respect to which the Director elected to defer receipt under the terms of the Corporation's deferred compensation plan for outside and non-employee directors, described below.
<F2> Messrs. Hudson and Marley were employees as well as directors of the
     Corporation and therefore did not receive any separate director or committee fees.
<F3> This compensation includes consulting fees paid to Mr. McInnes, a former
     Chairman of the Board and Chief Executive Officer of the Corporation, under a consulting agreement with the Corporation. Under the agreement Mr. McInnes was paid a monthly fee of $8,333 for services other than in his capacity as a director. The consulting agreement expired on December 31, 1997.

     Outside and non-employee directors are permitted to defer receipt of all or a portion of the annual retainer and the meeting fees. The period of the deferral is within the discretion of each director, provided however that payment must be made or commenced no later than the earliest of the death of the director, a change in control and termination of the director's services, or the year following the year in which he or she reaches the age of 72. Deferred compensation may be allocated to either or both of the following investment options: i) an interest-bearing account with interest credited monthly based on 120% of the Long Term Applicable Federal Rate as published by the Internal Revenue Service and adjusted quarterly; and ii) a phantom AMP Common Stock account in which phantom dividends are reinvested in further phantom stock units. Allocations or changes in allocations can be made annually and apply prospectively to compensation earned in future years. Payments of deferred director compensation can be made in a lump sum or in up to ten annual installments.

     The Stock Option Plan for Outside Directors provides that the outside directors shall receive a grant of 2,000 stock options in the Corporation's Common Stock when they are first elected to the Board and in each July thereafter. Up to a maximum of 10 awards may be made to any one director and up to 300,000 shares may be awarded to all outside directors in the aggregate during the 10-year term of the plan. These options vest after 1 year and remain exercisable for 9 years.

BENEFIT PLANS

     The Corporation provides benefits to the directors, the amount of which varies dependent upon whether the director is presently or was ever employed by the Corporation. The Corporation provides Director and Officer Liability and Indemnification insurance coverage for all directors. Directors who are not presently and have never been employed by the Corporation (an "Outside Director"), are provided with life insurance coverage. Travel accident insurance coverage is provided to directors who are not currently employed by the Corporation.

                                   7

     All directors are eligible to participate in the Corporation's Employee Gift Matching Program. Under this program, the Corporation will match qualifying charitable contributions made by directors to accredited public and private schools, colleges, universities and graduate schools in the United States. The maximum aggregate of a director's gifts to all institutions during a calendar year that will be matched is $5,000.

RETIREMENT

     Currently there are two plans that provide retirement-oriented deferred compensation for Outside Directors (as defined above), conditioned upon 5 years of service as a member of the Board. Outside Directors elected to the Board on or after January 1, 1996 generally receive "retirement" compensation under the Outside Director Deferred Stock Accumulation Plan ("Accumulation Plan"). Outside Directors who joined the Board prior to January 1, 1996 were provided a one-time election to continue participation in the retirement plan in place prior to adoption of the Accumulation Plan or convert to the Accumulation Plan.

     Under the Accumulation Plan, each Outside Director will receive 300 shares of phantom AMP Common Stock when first elected to the Board, and on the first day of each of the nine subsequent calendar years of Board service. The phantom share awards are credited to a deferred phantom stock account and have no voting rights. On each dividend payment date, phantom dividends corresponding to the number of accumulated phantom shares are credited to the phantom stock account and deemed to be invested in additional phantom shares.

     An Outside Director's deferred phantom stock account vests upon the earlier of the date the director has at least 5 years of service on the Board, the date of the director's death while serving on the Board, or the date of the director's 72nd birthday. If the director terminates Board service with less than 5 years of service (other than on account of death or attainment of age
72), the account is forfeited. The vested balance in the deferred phantom stock account is paid to the Outside Director in cash upon termination of Board service.

     Under the retirement plan in effect prior to adoption of the Accumulation Plan, an Outside Director who has either reached the normal retirement date (the end of the calendar year in which the director reaches age 72) or retired early due to disability, and who has served a minimum of five years on the Board, is eligible for an annual retirement benefit. The annual retirement benefit is equal to a percentage of the Outside Director's annual base retainer at the time of retirement, with the actual percentage being based on the Outside Director's years of service.

     In the event of a "change of control", the annual retirement benefit to which an Outside Director would be entitled based on his or her years of service at the date service to the Board ceases for any reason shall be fully vested and payable immediately, without regard to the Outside Director's then attained age.

     A "change of control" as that term is used in this Proxy Statement, unless otherwise indicated, would generally be deemed to have occurred if (a) any person or group directly or indirectly acquires beneficial ownership of 30% or more of the Corporation's issued and outstanding shares of Common Stock, or (b) there occurs a change in the Board such that the directors constituting the Board at a given point in time (the "Incumbent Board") and any subsequently elected directors (other than directors whose initial assumption of office is in connection with an election contest) who were approved by a vote of at least two-thirds of the directors still in office who either were directors on the Incumbent Board or whose assumption of office was previously so approved, no longer constitute a majority of the Board, or (c) a merger or consolidation of the Corporation or the issuance of voting securities of the Corporation in connection therewith, other than i) a merger or consolidation resulting in the voting securities of the Corporation continuing to represent at least 66 2/3% of the combined

                                   8

voting power of the voting securities of the surviving entity, or ii) a merger or consolidation effected to implement a recapitalization of the Corporation in which no person or group directly or indirectly acquires beneficial ownership of 30% or more of the Corporation's issued and outstanding shares of Common Stock, or (d) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition of all or substantially all of the assets of the Corporation, other than such a sale or disposition to an entity of which at least 70% of the combined voting power of the voting securities are held by shareholders in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

COMMITTEES AND MEETINGS

     The Board of Directors has five standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating and Governance Committee, the Finance Committee and the Executive Committee.

     The Audit Committee of the Board of Directors consults with the Corporation's management regarding selection of the independent public accountant; concurs in the appointment or dismissal of the Director, Internal Audit; holds periodic meetings with the Corporation's internal and independent auditors and financial officers as appropriate to monitor control of the Corporation's financial resources and audit functions; reviews the arrangements and related fees for and the scope of the independent auditor's examination; considers the audit findings and management response; reviews the independent public accountant's non-audit fees; reviews significant accounting issues, regulatory changes and accounting or reporting developments and the impact of such on the Corporation's financial statements; reviews the status of special investigations; reviews the financial statements; oversees the quarterly reporting process; discusses with the Corporation's management, the Director, Internal Audit and in-house legal counsel significant issues relating to litigation or compliance with environmental or governmental regulations; reviews the Corporation's electronic data processing procedures and controls; and reviews the Corporate Code of Conduct and Conflict of Interest policies and receives reports of disclosures of any deviations from these policies. During 1997 the Audit Committee held five meetings.

     The Compensation and Management Development Committee of the Board of Directors makes recommendations to the Board regarding successors to and the salaries of the Chairman and the Chief Executive Officer and President; conducts annual performance reviews of the Chairman and the Chief Executive Officer and President; reviews the salary budget for the executive officers as a group and salary recommendations made by the Chief Executive Officer and President for the named executive officers; makes recommendations to the Board regarding changes to the Corporation's incentive compensation plans, executive-only benefit plans and tax-qualified pension and thrift plans; and reviews participation in, establishes certain targets for, and acts on awards under the Corporation's incentive compensation plans for management and key employees. During 1997 the Compensation and Management Development Committee held five meetings.

     The Nominating and Governance Committee of the Board of Directors establishes the criteria for selecting candidates for nomination to the Board; actively seeks candidates who meet those criteria, are highly qualified and have diverse backgrounds, including qualified female and minority candidates; makes recommendations to the Board of nominees to fill vacancies on, or as additions to, the Board; makes recommendations to the Board on changes in the size, composition and structure of the Board; makes recommendations to the Board on compensation and benefit programs for the Board; as appropriate, reviews the performance of the directors and reports its findings to the Chairman and, in its discretion, to the Board itself; and considers matters relating to corporate governance and makes decisions concerning those matters that should be recommended for action by the Board in executive

                                   9

session. The Nominating and Governance Committee will consider nominees for election to the Board that are recommended by shareholders provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Chairman of the Corporation, and should not include self-nominations. During 1997 the Nominating and Governance Committee held one meeting.

     The Finance Committee of the Board of Directors reviews and considers key financial objectives and measures in the AMP Global Strategic Plan, the Corporation's cost of capital, cash generation, cash balance objectives and balance sheet objectives. The Committee also reviews strategic transactions valued in excess of $10 million; receives periodic reports on the portfolio of equity/venture capital investments; reviews and assesses the performance and results of acquisitions and related finance and accounting practices; reviews management's recommendations regarding public stock issues and public and private debt issues; advises management and the Board on the Corporation's share repurchase strategies; periodically reviews the Corporation's dividend policy, dividend recommendations, stock split proposals and investor relations plans; reviews periodically the Corporation's risk management policies and practices (not including internal operating controls and financial reporting procedures relating to risk management policies and practices); reviews periodic reports from the Corporation's Pension Committee concerning the investment status, investment policy guidelines and accounting treatment of the Corporation's benefit plans involving funds held in trust or otherwise managed and invested on behalf of the participants in the benefit plans; reviews and approves the investment policy guidelines for the AMP Foundation's assets; and reviews the annual charitable giving by the AMP Foundation and the Corporation, and the policy guidelines governing such charitable giving. During 1997 the Finance Committee held three meetings.

     The Executive Committee of the Board of Directors has been delegated the authority to act on behalf of the Board with respect to any matter within the ordinary course of the business of the Corporation. The Committee typically acts on proposed capital expenditures and financial transactions that require immediate Board action at times that are not near to the regularly scheduled Board meetings. Certain matters, including those that under the Pennsylvania Business Corporation Law cannot be delegated by the Board, are specifically excluded from the authority of the Executive Committee. All actions taken by the Committee are reported at the next meeting of the Board for concurrence by the full Board. During 1997 the Executive Committee did not meet and took no action either in a meeting of the Committee or by written consent in lieu of a meeting.

                                   10

                                                         EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
                                                                                             Long-Term
                                              Annual Compensation                           Compensation
                                ----------------------------------------------    ----------------------------------
                                                                                               Awards
                                                                                  ----------------------------------

                                                                    Other Annual   Restricted  Securities Underlying   All Other
   Name and principal                      Salary         Bonus     Compensation  Stock Awards     Options/SARs       Compensation
       position                 Year         ($)           ($)           ($)          ($)               (#)               ($)
     -------------              ----       -------       -------       -------    ------------ ---------------------  ------------
          (a)                   (b)        (c)<F1>       (d)<F1>       (e)<F2>       (f)<F3>         (g)<F4>               (h)
----------------------------    ----       -------       -------       -------    ------------ ---------------------  ------------

William J. Hudson, Jr.          1997       810,000       534,600        35,608       1,861,200       63,900          126,940<F5>
  Chief  Executive  Officer     1996       810,000             0        32,548       1,717,713       75,600          110,640
  and  President, and a         1995       700,000       437,000        17,947       1,071,875       60,000          173,380
  Director

James E. Marley                 1997       648,000       429,624        57,707       1,489,900       51,100           99,852<F6>
  Chairman                      1996       648,000             0        26,018       1,373,438       60,500           85,952
                                1995       560,000       291,000        40,707         857,500       45,000           83,840

Robert Ripp                     1997       400,008       198,804         3,440         733,200       25,100           71,915<F7>
  Executive Vice President      1996       375,000        46,875        24,157         578,675       25,500           67,000
                                1995       325,008       137,933        13,560         390,163       16,700           61,001

Juergen Gromer<F9>              1997       393,189       176,111        28,141         437,100       15,000                0
  Vice President                1996       425,626        67,975        19,018               0       22,400                0
                                1995       412,917        63,687        13,517               0       21,200                0

John E. Gurski                  1997       370,008       183,894       165,623         620,400       21,200           49,680<F8>
  Vice President                1996       350,004        46,200       225,067         538,388       23,800           40,000
                                1995       285,000       124,315       172,587         317,275       13,600           55,357
--------------------

<F1> Under the Deferred Compensation Plan, designated executive officers are permitted to defer receipt of up to 50% of their annual base salary and all officers of the Corporation are entitled to defer receipt of all or a portion of their annual cash bonus. The period of deferral is within the discretion of the executive, but is generally until the year following termination of employment. During the period of deferral, the deferred compensation may be allocated or reallocated by the executive between and among the following investment options: i) an interest-bearing account with interest credited monthly based on 120% of the Mid-Term Applicable Federal Rate as published by the Internal Revenue Service, adjusted monthly and ii) a phantom AMP Common Stock Account in which the phantom dividends are reinvested in the phantom stock units. Payments of the deferred compensation can be made at the executive's election in either a lump sum or up to ten annual installments. Amounts of salary or bonus attributable to 1995, 1996 and 1997, the receipt of which has been deferred under this plan, are nevertheless included in columns (c) and (d), as appropriate, of the Summary Compensation Table.
<F2> Unless otherwise indicated, no executive officer named in the Summary
     Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his total compensation reported in columns
     (c) and (d). Reported in this column is annual compensation related to: (i) the Cash Bonus paid under the Corporation's former Bonus Plan (Stock Plus
     Cash) to cover United States income taxes as described in footnote 1 to the "Aggregated Option/SAR Exercises in 1997 and FY-End Option/SAR Values" table, pages 15-16, and fractional

                                   11

     shares of the Bonus Plan Stock Bonus; and (ii) reimbursement of relocation expenses and payments of estimated income taxes relating to reimbursement of relocation expenses to Mr. Ripp in 1995 through 1997 and Mr. Gurski in 1996 and 1997; (iii) overseas allowances for Mr. Gurski in 1995 and 1996, and (iv) certain payments of estimated taxes relating to Mr. Gurski's assignment overseas during 1995 and 1996, including payments made in 1996 and 1997 with regard to previous years' tax obligations and reimbursements or refunds received by the Corporation for tax payments made in previous years.
<F3> During 1997, 180,900 shares of restricted stock were granted by the
     Corporation, resulting in a total of 438,620 shares of restricted stock held at December 31, 1997. These shares had an aggregate value of $18,422,040 based upon a $42.00 per share closing price of the Corporation's Common Stock as reported on the New York Stock Exchange Composite Tape on December 31, 1997, and dividends are paid on 43,120 of these shares to the same extent as any other shares of the Corporation's Common Stock. The number of shares of restricted stock includes certain time-vesting restricted shares as well as Performance Restricted Shares awarded under the Corporation's 1993 Long-Term Equity Incentive Plan, which vest in 3 years based on achievement of minimum average annual return on equity and average annual earnings growth objectives for the Corporation. Dividends earned on Performance Restricted Shares, of which 395,500 were held at December 31, 1997, are credited to the executive officer's account and are deemed to be invested in phantom shares of Common Stock. These phantom shares vest only when, and to the extent the associated Performance Restricted Shares vest.
<F4> Includes awards made pursuant to the Corporation's 1993 Long-Term Equity
     Incentive Plan. The Long-Term Equity Incentive Plan is described in footnote 1 to the "Option/SAR Grants in 1997" table on pages 13-14 of this Proxy Statement.
<F5> Includes $3,840 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $15,600 as the company-matching contribution under the Deferred Compensation Plan; and $107,500 as the total premium paid by the Corporation in 1997 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Hudson and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Hudson equal to twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F6> Includes $3,840 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $11,712 as the company-matching contribution under the Deferred Compensation Plan; $4,800 as total director fees paid to Mr. Marley in 1997 by two wholly-owned subsidiaries of the Corporation; and $79,500 as the total premium paid by the Corporation in 1997 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Marley and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Marley equal to twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F7> Includes $3,840 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $5,760 as the company-matching contribution under the Deferred Compensation Plan; $4,800 as total director fees paid to Mr. Ripp in 1997 by two wholly-owned subsidiaries of the Corporation; and $57,515 as the total premium paid by the Corporation in 1997 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Ripp and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Ripp equal to twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.

                                   12

<F8> Includes $3,840 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $5,040 as the company-matching contribution under the Deferred Compensation Plan; and $40,800 as the total premium paid by the Corporation in 1997 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Gurski and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Gurski equal to twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F9> Mr. Gromer's compensation was paid in German marks. The amounts reported for Mr. Gromer have been converted to U.S. dollars based on the average monthly conversion rate calculated using the daily conversion rates listed by Bloomberg Financial Markets Commodities News.

Option/SAR Grants in 1997
                                                                                                     Potential Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                                                                     Stock Price Appreciation for
                                                           Individual Grants                                Option Term<F3>
                              ------------------------------------------------------------------    -------------------------------
                                       Number of    % of Total
                                       Securities    Options/
                                       Underlying      SARs      Exercise               Market
                                       Options/SARs Granted to    or Base              Price at
                                        Granted<F1>  Employees     Price   Expiration    Grant       0%        5%          10%
        Name                    Date        (#)       in 1997    ($/share)  Date <F2>  ($/share)    ($)       ($)          ($)
        ----                    ----   ------------ ----------   --------- ----------  ---------    ---       ---          ---
William J. Hudson, Jr......   7/22/97      63,900      3.16        47.0      7/22/07     47.0       0     1,888,759     4,786,487
 Chief Executive
 Officer and President,
 and a Director

James E. Marley ...........   7/22/97      51,100      2.53        47.0      7/22/07     47.0       0     1,510,416     3,827,691
 Chairman


Robert Ripp ...............   7/22/97      25,100      1.24        47.0      7/22/07     47.0       0       741,907     1,880,138
 Executive Vice President

Juergen W. Gromer .........   7/22/97      15,000      0.74        47.0      7/22/07     47.0       0       443,370     1,123,588
 Vice President

John E. Gurski ............   7/22/97      21,200      1.05        47.0      7/22/07     47.0       0       626,631     1,588,005
 Vice President
                                                                                                             ---------

<F1> The Corporation's 1993 Long-Term Equity Incentive Plan ("1993 Plan") became effective on July 1, 1993 and is a long-term incentive compensation program that is based on stock price appreciation in the form of stock options (either incentive or non-qualified stock options) and infrequently, in the discretion of the Corporation, in the form of freestanding SARs payable in the Corporation's Common Stock or from time to time, in the Corporation's sole discretion, in cash. The 1993 Plan also provides for the award of performance-based restricted stock ("Performance Restricted Shares"). The 1993 Plan is administered by the Compensation and Management Development Committee of the Corporation's Board of Directors ("Committee"). Under the 1993 Plan, each employee designated by the Committee to participate is credited with stock options having an option price per share of Common Stock that is not less than 100% of the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the award date, and/or stock bonus units (SARs) having a designated value per unit of not less than 95% of the average closing price of the Common Stock on the New York Stock Exchange Composite Tape for the 10 trading days immediately prior to the award date, and/or Performance

                                   13

     Restricted Shares. No SAR awards were made under the 1993 Plan in 1997. Awards of Performance Restricted Shares and stock options that were made to the named executive officers in 1997 are shown in columns (f) and (g), respectively, of the Summary Compensation Table, on page 11 of this Proxy Statement.

     With respect to stock options, all options granted in 1997 to the named executive officers will vest 3 years from the date of award and will expire 7 years after vesting. They have an exercise price equal to 100% of the closing price of the Common Stock on the New York Stock Exchange on the award date. Under the authorization of the Committee, all options granted in 1997 include a term that permits their transfer to immediate family members, trusts for the exclusive benefit of such members, or partnerships in which such members are the only partners. Transferred options may not be further transferred by immediate family members except by will or by the laws of descent and distribution, and the named executive officers remain responsible for the income taxes and tax withholding requirements arising upon the exercise of transferred options.

     When SAR awards are made, bonus computations with respect to the stock bonus units are made on the 4th through 6th anniversaries of the award date for one-third of each participant's bonus units and are based on the increase in the market price of the Common Stock over the designated value, as established on the award date. The bonus typically paid in stock ("Stock Bonus") is the number of shares of Common Stock having an aggregate market value on the computation date equivalent to the one-third of the participant's bonus units multiplied by the increase in market price described above. A cash bonus ("Supplemental Cash Bonus") is also paid under the 1993 Plan in conjunction with Stock Bonuses. The Supplemental Cash Bonus is paid at the same time that payment of the Stock Bonus is made and is a percentage of the value of the Stock Bonus that is designated at the time of award and is no greater than that calculated to provide a payout sufficient to pay the anticipated United States income tax at a maximum rate for the highest taxable bracket with respect to the aggregate of the Stock Bonus and the Supplemental Cash Bonus. Supplemental Cash Bonus awards are not included in this table when stock bonus unit (SAR) awards are made in the reported year and disclosed in this table.
<F2> The expiration date for stock options under the 1993 Plan is the date determined by the Committee at the time of the award of such options. When SARs are granted in the reported year and disclosed in this table, the 6th anniversary date is designated as the "expiration date" because computations of the Stock Bonus are made on the 4th through 6th anniversaries of the award date for one-third of each participant's bonus units granted in the award.
<F3> In 1997 the named executive officers received awards under the 1993 Plan entirely in either stock options or Performance Restricted Shares awards, and therefore assumed values contained in this table relate only to the options. These values are based on assumed appreciation rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The values are based on the difference between the exercise price and the exercise price as increased by the assumed annual appreciation rate over the 10-year term of the options, compounded annually, with said difference multiplied by the number of options granted as shown in the table.

                                   14

AGGREGATED OPTION/SAR EXERCISES<F1> IN 1997 AND FY-END OPTION/SAR
Values

                                                               Number of Securities Underlying        Value of Unexercised
                                                                 Unexercised Options/SARs on        In-The-Money Options/SARs
                               Shares Acquired     Value            December 31, 1997 (#)           on December 31, 1997 ($)
                                 on Exercise      Realized     -------------------------------  ----------------------------------
          Name                      (#)           ($)<F2>      Exercisable/Unexercisable<F3>    Exercisable/Unexercisable <F3><F4>
          ----                 ---------------    --------     -------------------------------  ----------------------------------
William J. Hudson, Jr...........    4,861          118,880           220,000 / 216,902                 1,980,350 / 643,799
 Chief Executive Officer
 and President, and a
 Director

James E. Marley..................   2,520          115,290           157,000 / 156,600                 1,447,813 / 325,188
 Chairman

Robert Ripp......................       0                0            40,000 /  67,300                   252,500 / 137,063
 Executive Vice President

Juergen W. Gromer................  11,103          282,606            15,600 /  64,200                    98,475 / 120,400
 Vice President

John E. Gurski   ................     621           21,425            44,800 /  58,600                   402,425 / 127,925
 Vice President
-----------------------

<F1> Exercises shown in this table relate to stock bonus units (SARs) granted under the Corporation's Bonus Plan (Stock Plus Cash) ("Bonus Plan"), which preceded the 1993 Plan, and to both stock bonus units (SARs) and stock options awarded under the 1993 Plan.

     With respect to stock bonus units granted under the Bonus Plan and the 1993 Plan, the incentive compensation is based on stock price appreciation in the form of freestanding SARs payable in the Corporation's Common Stock or occasionally, in the discretion of the Corporation, in cash. Each employee designated by the Board of Directors to participate in the Bonus Plan was credited with stock bonus units having a designated value per unit of not less than 95% of the closing price of the Common Stock on the New York Stock Exchange on the award date. Under the 1993 Plan, the stock bonus units have a designated value per unit of not less than 95% of the average closing price of the Common Stock on the New York Stock Exchange Composite Tape for the 10 trading days immediately prior to the award date. The 1993 Plan is more fully described in footnote 1 to the table entitled "Options/ SAR Grants in 1997" on pages 13-14 of this Proxy Statement.

     Bonus computations are made on the 4th through 6th anniversaries of the award date for one-third of each participant's stock bonus units. Bonus computations for stock bonus units granted under the Bonus Plan are made using the greater of the increase in the market price of the Common Stock
     (a) over the designated value, as established on the award date, or (b) over an adjusted designated value. The adjusted designated value is 95% of an amount determined by discounting the market price of the Common Stock on the computation date by a percentage (not to exceed 7.5% per year) equal to one-half of the Corporation's compound average annual growth rate in earnings per share during the period between the award date and the computation date. Bonus computations for stock bonus units granted under the 1993 Plan are made by simply using the increase in the market price of the Common Stock over the designated value as established on the award date. The bonus typically paid in stock under either plan ("Stock Bonus") is the number of shares of the Common Stock having an aggregate market value on the computation date equivalent to the amount computed as described above.

     A cash bonus is also paid under both the Bonus Plan and the 1993 Plan. For awards under the Bonus Plan that were made between January 27, 1988 and June 30, 1993, the cash bonus is an amount sufficient to pay the anticipated United States income tax with respect to both the Bonus

                                   15

     Plan Stock Bonus and the cash bonus as determined at the time of the distribution of the bonuses, not to exceed an amount that is 50% of the value of the Bonus Plan Stock Bonus. The cash bonus under the 1993 Plan is described in footnote 1 of the table entitled "Options/SAR Grants in 1997" on pages 13-14 of this Proxy Statement. The amounts of the cash bonus paid in 1997 based on distributions made in that year under these plans are included in column (e), "Other Annual Compensation", of the Summary Compensation Table on page 11 of this Proxy Statement.

     In view of the foregoing, "exercises" for purposes of this table are deemed to be the Stock Bonus computations that are made on the 4th through 6th anniversaries of the award date for one-third of each participant's stock bonus units granted in an award under the Corporation's Bonus Plan and 1993 Plan, together with stock options under the 1993 Plan that were exercised during 1997. The stock options awarded under the 1993 Plan are described in footnote 1 of the table entitled "Options/SAR Grants in 1997" on pages 13-14 of this Proxy Statement.
<F2> "Value Realized" includes the amount of appreciation realized upon exercise of stock options under the 1993 Plan, together with the Stock Bonus paid under the Bonus Plan and the 1993 Plan based on stock price appreciation. The figures reported in this column do not include the cash bonus as described in footnote 1 above.
<F3> The stock bonus units (SARs) awarded under the Bonus Plan and the 1993 Plan are not exercised by the participants, but are paid based on bonus computations made on the 4th through 6th anniversaries of the award date for one-third of each participant's stock bonus units.
<F4> These values relate only to stock options granted under the 1993 Plan and the Stock Bonus described in footnote 1 above under both the Bonus Plan and the 1993 Plan. A cash bonus under the Bonus Plan and the 1993 Plan is also paid as previously described, but is not included in the values disclosed in this column. With respect to Stock Bonuses under the Bonus Plan, these values also have been calculated based on the designated values for the respective awards and without regard to adjusted designated values, as those terms are defined under the Bonus Plan and described in footnote 1 above.

RETIREMENT BENEFITS

     The Corporation maintains a pension plan ("Pension Plan") for its employees that is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). The Pension Plan has been noncontributory since January 1, 1991. Prior to January 1, 1994 the Pension Plan was a career average defined benefit plan under which, for each year of covered service with the Corporation, an employee accrued a benefit equal to 1.67% of his or her current base earnings. The Pension Plan also included an alternative formula that updated pension benefits for prior service based on most-recent
3 years average base earnings rates. An employee received the greater of the benefit the employee had otherwise earned under the Pension Plan or the benefit calculated under the alternative formula based on most-recent average base earnings and years of credited service.

     Effective as of January 1, 1994 the Corporation amended the Pension Plan to provide benefits based on final average base earnings and total years of credited service at retirement. The final average base earnings is determined based on the average of the year-end annual earnings rates for the 3 years that represent the employee's highest 3 years average during such employee's last 10 years of service. The benefit is calculated by adding (1) 1.0% of such final average base earnings, up to the then-current Social Security covered compensation level ($31,128 in 1998), multiplied by the employee's credited years of past service (not to exceed 35 years), (2) 1.5% of such final average base earnings in excess of the Social Security covered compensation level, multiplied by the employee's credited years of past service (not to exceed 35 years), and (3) 1.2% of such final average base earnings, multiplied by the number of the employee's credited years of past service in excess of 35 years. Credited years of past service are counted back to age 21 and one year of service for participants who joined the Pension Plan when first eligible, otherwise back to the date of actual enrollment in the Pension Plan. Employees who were age 60 or older as of January 1, 1994 will receive the higher of the benefit under the prior

                                   16

career average defined benefit approach or the benefit under the new final average base earnings method.

     Earnings used to calculate benefits under the Pension Plan are restricted to (a) annual base salary, including amounts deferred under the Corporation's Employee Savings and Thrift Plan, amounts applied to the employee portion of the welfare benefit plan premiums pursuant to a salary reduction agreement, and amounts credited to health care and dependent care flexible spending accounts pursuant to a salary reduction agreement and (b) for individuals paid on a commission basis, annual base salary (as described above) plus commissions, but commissions are included only to the extent that the sum of the annual base salary and commissions does not exceed a designated amount. Normal Retirement Date under the Pension Plan is defined as age 65, but there is no actuarial reduction of a participant's pension for early retirement between the ages of 60 and 65.

     The Pension Plan also provides for a special pension benefit formula that would be used to recalculate benefits in the event of a change in control of the Corporation. The special formula, which the Corporation plans to review and modify from time to time as the funding status of the Pension Plan warrants, is intended to ensure that excess Pension Plan assets at the time of a change in control are used to provide increased retirement benefits for covered employees. The special formula is similar in design to the final average earnings formula described above under the amended Pension Plan, with the 1%, 1.5% and 1.2% factors replaced by 1.25%, 1.75%, and 1.67%, respectively.

     In accordance with Code requirements, the Pension Plan limits the maximum amount of annual compensation that may be taken into account under the Pension Plan ($160,000 in 1998) and the maximum annual employer provided benefit that can be paid under the Pension Plan ($130,000 in 1998). The Corporation maintains a supplemental employee retirement program ("SERP") pursuant to which certain employees whose retirement benefits otherwise payable under the Pension Plan are limited by these Code restrictions will receive payment of a supplemental pension from non-Pension Plan sources. The total benefit payable under both the Pension Plan and the SERP is calculated without regard to the Code limitations applicable to the Pension Plan using the same pension formula(s) applicable under the Pension Plan and using a 3 years average of both base earnings and annual cash bonus (whether paid or deferred). The total benefit thus calculated, reduced by the restricted benefit actually payable from the Pension Plan, is the benefit payable from the SERP.

                                   17

     The following table shows the combined annual retirement benefit payable to the Corporation's executive officers named in the Summary Compensation Table, except Mr. Gromer, under both the Pension Plan and the SERP, as amended effective January 1, 1994, upon normal retirement, based on the indicated amount of final average remuneration and number of credited years of service.<F1> Mr. Gromer's annual retirement benefit is calculated under the terms of a retirement plan maintained by AMP Deutschland that is similar in design to the U.S. Pension Plan described above. As of January 1, 1998, Mr. Gromer's accrued annual retirement benefit payable upon normal retirement (age 65) under the AMP Deutschland plan was $271,118, based upon the average monthly conversion rate for January 1998, calculated as described in footnote 9 to the Summary Compensation table on page 13 of this Proxy Statement.

                                     PENSION PLAN TABLE <F4>

                                     Years of Service  <F3>
                    -----------------------------------------------------------
Remuneration<F2>        15        20        25        30       35        40
-----------------   --------- --------- --------- --------- --------- ---------
$  400,000.........    87,665   116,887   146,109   175,331   204,553   228,553
   450,000.........    98,915   131,887   164,859   197,831   230,803   257,803
   500,000.........   110,165   146,887   183,609   220,331   257,053   287,053
   550,000.........   121,415   161,887   202,359   242,831   283,303   316,303
   600,000.........   132,665   176,887   221,109   265,331   309,553   345,553
   650,000.........   143,915   191,887   239,859   287,831   335,803   374,803
   700,000.........   155,165   206,887   258,609   310,331   362,053   404,053
   750,000.........   166,415   221,887   277,359   332,831   388,303   433,303
   800,000.........   177,665   236,887   296,109   355,331   414,553   462,553
   850,000.........   188,915   251,887   314,859   377,831   440,803   491,803
   900,000.........   200,165   266,887   333,609   400,331   467,053   521,053
   950,000.........   211,415   281,887   352,359   422,831   493,303   550,303
 1,000,000.........   222,665   296,887   371,109   445,331   519,553   579,553
 1,050,000.........   233,915   311,887   389,859   467,831   545,803   608,803
 1,100,000.........   245,165   326,887   408,609   490,331   572,053   638,053
 1,150,000.........   256,415   341,887   427,359   512,831   598,303   667,303
 1,200,000.........   267,665   356,887   446,109   535,331   624,553   696,553
 1,250,000.........   278,915   371,887   464,859   557,831   650,803   725,803
 1,300,000.........   290,165   386,887   483,609   580,331   677,053   755,053
 1,350,000.........   301,415   401,887   502,359   602,831   703,303   784,303
 1,400,000.........   312,665   416,887   521,109   625,331   729,553   813,553
 1,450,000.........   323,915   431,887   539,859   647,831   755,803   842,803
 1,500,000.........   335,165   446,887   558,609   670,331   782,053   872,053
 1,550,000.........   346,415   461,887   577,359   692,831   808,303   901,303
 1,600,000.........   357,665   476,887   596,109   715,331   834,553   930,553
 1,650,000.........   368,915   491,887   614,859   737,831   860,803   959,803
 1,700,000.........   380,165   506,887   633,609   760,331   887,053   989,053
---------------

<F1> Effective in April 1997, Mr. Ripp became a participant under the newly-
     created AMP Incorporated Supplemental Executive Pension Plan, which was implemented to provide a competitive annual retirement benefit to executives, such as Mr. Ripp, who are first employed by the Corporation mid-to late-career. Under this plan, Mr. Ripp's annual retirement benefit at Normal Retirement Date is the greater of the combined annual retirement benefit payable under the Pension Plan and the SERP, as described above, or 30% of his highest 3 years average of base compensation and annual cash bonuses.

                                   18

<F2> The compensation covered by the combination of the Pension Plan and SERP includes the employee's final average earnings, as determined by the average of the 3 years that represents the employee's highest base earnings during such employee's last 10 years of service, together with the average of the employee's annual cash bonus payments also paid in such 3 years. In the case of the named executive officers other than Mr. Gromer, the annual base earnings considered in such a determination includes the amount of salary and bonus shown in columns (c) and (d) of the Summary Compensation Table on page 11 of this Proxy Statement.
<F3> The current estimated credited years of service for the named executive officers, except J. Gromer, discussed above, are as follows: W. J. Hudson, Jr. - 32 years; J. E. Marley - 33.5 years; R. Ripp - 3.3 years and J. Gurski - 24.5 years. The estimated credited years of service for the named executive officers, except J. Gromer, discussed above, at the Normal Retirement Date are as follows: W. J. Hudson, Jr. - 33.42 years; J. E. Marley - 36.08 years; R. Ripp - 11.92 years and J. Gurski - 32.5 years.
<F4> The retirement benefit shown in the Pension Plan Table is a straight life annuity amount and is not subject to any reduction for Social Security or other offset amounts. However, as required by law, the form of payment for married employees under the Pension Plan is a 50% joint and survivor annuity, which is typically less than the straight life annuity amount.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS

     In order to further align the interests of the Corporation's executives with increasing the long-term value of the Corporation, in January 1995 the Corporation implemented Stock Ownership Guidelines for Senior Management ("Stock Guidelines"). The Stock Guidelines apply to approximately 130 executives presently participating in the Stock Option or SAR segment of the 1993 Long-Term Equity Incentive Plan. Affected executives are encouraged to directly own a minimum number of real or phantom shares of stock, the value of which is expressed as a multiple of the executive's annualized base salary. The multiplier ranges from 4 times salary for the Chairman and the CEO and President, to .5 times base salary for executives in less senior management positions. Executives are expected to comply with the Stock Guidelines within a 5-year period.

     The AMP equity security ownership as of March 3, 1998 by the named executive officers and the executive officers of the Corporation on that date is as follows:


                                                  Amounts and
                                                    Nature           Beneficial      Amount of    Total Beneficial
                                                 of Beneficial       Ownership        Phantom       and Phantom
                    Name and Address               Ownership        as a Percent     Ownership        Ownership
Title of Class    of Beneficial Owner              (shares)           of Class       (shares)<F3>     (shares)
--------------  ------------------------       ------------------   ------------    ------------- ----------------

Common Stock....William J. Hudson, Jr.              359,885 <F1>      less than  1     35,040          394,925
                Harrisburg, Pennsylvania                    <F2>
                                                            <F4>

Common Stock....James E. Marley                     270,062 <F2>      less than  1     25,737          295,799
                Harrisburg, Pennsylvania                    <F4>

Common Stock....Robert Ripp                         101,028 <F4>      less than  1      6,024          107,052
                Harrisburg, Pennsylvania

Common Stock....Juergen W. Gromer                    39,942 <F4>      less than  1        158           40,100
                Langen, Germany

Common Stock....John E. Gurski                       84,073 <F4>      less than  1     12,129           96,202
                Harrisburg, Pennsylvania

Common  Stock...all Executive Officers            2,896,211 <F1>         1.31         142,215        3,038,426
                (18 persons)                                <F2>
                and Directors as a Group                    <F4>

-----------------

<F1> Three executive officers have the right to acquire an undeterminable number of shares under the Corporation's Bonus Plan (Stock Plus Cash) within 60 days after March 3, 1998.

                                   19

<F2> A portion of the shares reported for 17 executive officers are held in the
     Corporation's Employee Savings and Thrift Plan. Through further contributions to this plan, all 17 executive officers may acquire an undeterminable number of additional shares within 60 days after March 3, 1998.
<F3> Numbers in this column include phantom shares credited to executive officers under a deferred compensation plan and/or in association with dividend reinvestment of Performance Restricted Shares issued to designated officers. Pursuant to the deferred compensation plan, designated executive officers may defer receipt of up to 50% of their annual base salary and all officers of the Corporation may defer receipt of all or a portion of their annual cash bonus. Deferred compensation may be allocated to a phantom AMP Common Stock account, as described in footnote 1 to the Summary Compensation Table on page 11 of this Proxy Statement. Dividends earned on Performance Restricted Shares are credited to the executive officer's account and are deemed to be invested in phantom shares of Common Stock. These phantom shares vest only when, and to the extent the associated Performance Restricted Shares vest, as described in footnote 3 to the Summary Compensation Table on page 12 of this Proxy Statement.
<F4> In addition, a total of 8,782 shares are held by immediate family members of four executive officers, either directly or in a custodial account over which the executive officer has voting and dispositive powers; the executive officers disclaim beneficial ownership. Additionally, a director has a 2% residual beneficial interest, but no voting or dispositive powers in a trust that holds 7,392 shares of Common Stock of the Corporation. Of the beneficial ownership reported in this number, 15,791 and 122,192 shares are held by a director in two limited partnerships over which he shares voting and dispositive powers, and another director holds 1,400 shares in a family trust of which he is co-trustee with his wife and shares voting and dispositive powers. Also, nine directors hold a total of 64,000 options, some of which are exercisable within 60 days after March 3, 1998 and are reported in this number, and eighteen executive officers hold a total of 1,606,145 options, some of which are exercisable within 60 days after March 3, 1998 and are reported in this number, and 44,304 Stock Bonus Units, some of which will convert within 60 days after March 3, 1998 and are reported in this number. Of the total number of options held by executive officers and described above, 419,500 are held by Mr. Hudson, of which 61,800 have been transferred to a family limited partnership.

     PERFORMANCE GRAPH

     The graph shown below depicts the cumulative total shareholder return (assuming a $100 investment and dividend reinvestment) during the 5-year period from 1992 - 1997 for the Common Stock of the Corporation compared to the cumulative total return during the same period for the Standard & Poor's 500 Stock Index, the peer group index contained in the Corporation's 1997 Proxy Statement ("Prior Peer Group") and the peer group index to be included in this and future Proxy Statements ("New Peer Group"). The Prior Peer Group was established in 1996 and essentially consisted of the companies included in the Electrical Equipment industrial classification of Standard & Poor's, together with the publicly-held competitors of the Corporation that were not included in that classification.

     The New Peer Group also contains the companies included in the Electrical Equipment industrial classification of Standard & Poor, together with publicly-held competitors of the Corporation that are not included in such classification. The New Peer group does not include one company listed in Standard & Poor's Electrical Equipment industrial classification, General Electric Co. ("GE"), because of GE's dissimilar market capitalization and overall product offering. GE also was not part of the Prior Peer Group. Differences between the Prior Peer Group and the New Peer Group are: the addition of Berg Electronics Corp., a competitor of the Corporation that became publicly-held in 1996; the addition of Belden, Inc., a competitor in one of the Corporation's emerging product lines; the removal of Augat Inc. due to Thomas & Betts Corp.'s acquisition of Augat Inc. in 1997; the deletion

                                   20

     of Elexsys Intl. Inc. due to Sanmina Corporation's acquisition of Elexsys Intl. Inc. in 1997; and the deletion of Westinghouse Electric Corp. (now part of CBS Corp.) because it no longer is included in Standard & Poor's Electrical Equipment industrial classification. Further, ADC Telecommunications, Inc. and Altron Inc. are not part of the New Peer Group because they are not included in Standard & Poor's Electrical Equipment industrial classification and, while these companies have some product lines that compete with some of the Corporation's product lines, overall the Corporation believes these companies do not adequately represent the Corporation's industries and do not provide a valid comparison of performance. The Corporation believes the New Peer Group is representative of the Corporation's industries and provides a valid comparison of performance.

                   CUMULATIVE TOTAL SHAREHOLDER RETURN
                                 1992-97

             $300 |
                  |                             Base              Period Indexes/Cumulative Returns
                  |     Company/Index Name      1992            1993      1994  1995     1996     1997
             $275 |     -------------------  -----------       ------    ------ ------  ------   ------
                  |      AMP  Incorporated       100           111.76    132.01 142.08  146.24   163.85
                  |      S&P  500                100           110.08    111.53 153.45  188.68   251.63
             $250 |      Prior Peer Group        100           109.55    115.65 151.96  192.19   226.39
                  |      New  Peer Group         100           110.69    115.17 115.17  195.09   241.93
             $225 |
                  |
                  |
             $200 |
                  |
TOTAL             |
SHAREHOLDER  $175 |
RETURN<F3>        |
(DOLLARS)         |
             $150 |
                  |
                  | AMP    _________
             $125 | S&P 500   ..........
                  | Prior Peer Group __ __ __ <F1>
                  | New Peer Group __.__ <F2>
             $100 |___________________________________________________________
                    92         93         94         95         96         97
---------------------

<F1> The Prior Peer Group includes the following companies:

     ADC Telecommunications Inc.        Honeywell, Inc.
     Altron Inc.                        Hubbell Inc., - CL B
     Amphenol Corp.                     Methode Electronics - CL A
     Augat Inc.                         Molex Inc.
     Elexsys Intl. Inc.                 Raychem Corp.
     Emerson Electric Co.               Robinson Nugent Inc.
     General Signal Corp.               Thomas & Betts Corp.
     Grainger (W W) Inc.                Westinghouse Electric Corp.

                                   21

<F2> The New Peer Group includes the following companies:

     Amphenol Corp.                  Hubbell Inc. - CL B
     Belden, Inc.                    Methode Electronics - CL A
     Berg Electronics Corp.          Molex Inc.
     Emerson Electric Co.            Raychem Corp.
     General Signal Corp.            Robinson Nugent Inc.
     Grainger (W W) Inc.             Thomas & Betts Corp.
     Honeywell Inc.

<F3> The Total Shareholder Return assumes a fixed investment of $100 in the AMP
     Common Stock or indicated index, and a reinvestment of dividends. The total return of each company included in the S&P 500, the Prior Peer Group and the New Peer Group indexes has been weighted in accordance with the company's market capitalization as of the beginning of the year reported. The weighting was accomplished by: i) calculating the market capitalization for each company at the beginning of the respective calendar year based on the closing stock price and outstanding shares; ii) determining the percentage that each such market capitalization represents against the total of such market capitalizations for all companies included in the index; and iii) multiplying the percentage determined in ii) above by the total shareholder return of the company in question for the year being reported.

          THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors, among other responsibilities, has responsibility for the Corporation's executive compensation program. The Committee, which is composed entirely of outside directors, is chaired by Mr. Ralph D. DeNunzio, President, Harbor Point Associates, Inc. The other Committee members are Mr. Dexter F. Baker, Retired Chairman and CEO, Air Products and Chemicals, Inc.; Mr. John C. Morley, President of Evergreen Ventures, Ltd. and Retired President and CEO, Reliance Electric Company; and Mr. Paul G. Schloemer, Retired President and CEO, Parker Hannifin Corporation.

     Included within the Committee's executive compensation oversight charter are the review and approval of salary levels and salary increases for executive officers, annual Management Incentive Plan cash bonus awards for officers and other key executives, performance restricted stock and stock option awards under the 1993 Long-Term Equity Incentive Plan, and any special benefit programs affecting officers and key executives such as supplemental retirement plans, deferred compensation plans, change of control agreements and other plans. The Committee in appropriate cases makes recommendations to the Board of Directors on matters involving executive compensation.

     The overriding objectives of the Corporation's executive compensation program are to attract and retain qualified executive leadership and to reward performance that creates shareholder value. In furtherance of these objectives, the Corporation's executive compensation philosophy is (1) to deliver base salary compensation that is kept competitive with the executive's counterparts in the electrical/electronics industry and industry in general and (2) to provide short-, intermediate-, and long-term incentive compensation plans that supplement base salary and that correlate to the growth, success and profitability of the Corporation. As explained below in greater detail, these at-risk, performance- based incentive compensation plans directly align the interests of the Corporation's executives with its shareholders and form a significant portion of the total compensation opportunity for all officers and key executives.

     The Corporation annually reviews for the Committee's consideration compensation surveys and other published compensation data covering comparably-sized companies in both the electrical/electronics industry and industry in general to assess whether its executive base salary ranges and total compensation opportunities remain competitive. Where they do not remain competitive, appropriate adjustments are made. In this process of comparing the Corporation's executive compensation levels and practices against those of other companies, the compensation levels and practices at the companies comprising the New Peer Group Index in the Performance Graph on pages 20-22 of this Proxy Statement are periodically reviewed separately, but due to the small sample size the New Peer Group data alone is not used as the primary comparative benchmark. Rather, the comparative data relied upon by the Committee is drawn from broader surveys of comparably-sized companies in the electrical/electronic industry and industry in general, which surveys include 7 of the 13 New Peer Group companies.

     The salaries, and any periodic increases thereof, of the Chairman and the CEO are determined by the Board of Directors of the Corporation based on recommendations made by the Committee. These officers in turn recommend the salary adjustments for the other executive officers, with the review and oversight of the Committee. The level of base salary compensation for officers and key executives is determined by both their scope of responsibility and the competitive salary ranges established by the survey process described above. Periodic increases in base salary are dependent on the individual's performance in his or her position for a given period, on the individual's competency, skill and experience, and on the growth of salary levels both inside and outside the Corporation.

     The AMP Management Incentive Plan provides opportunity for annual cash bonuses based on two or more of the following weighted performance components:
(1) overall corporate performance for a given year, adjusted to net out extraordinary, non-recurring gains or losses and then compared against corporate performance targets for the year (this component is weighted 80% for named executive officer participants such as the CEO with corporate-wide responsibilities and 60% for those named executive officers with specific unit responsibilities); (2) operating unit performance for a given year measured against operating unit income and AMP value added (AVA) targets for the year (this component is weighted 20% for named executive officer participants with specific operating unit responsibilities); and (3) individual performance for a given year measured against individual performance objectives for such year (this component is weighted 20% for all named executive officer participants). For the named executive officers, the corporate performance component of the Management Incentive Plan annual cash bonus is based on attainment of an earnings per share (EPS) target. The Committee sets the EPS target for the year at the start of each year, with the review of the Board of Directors, and also sets the individual performance objectives of the Chairman and the CEO. In addition to setting the EPS target, the Committee assigns to each participant under the Management Incentive Plan minimum, target and maximum bonus percentages, which vary from participant to participant to reflect competitive practice and the scope of the participant's responsibility. Actual corporate and unit performance between 90% and 120% of the target performance levels results in a bonus calculation that ranges between the participant's assigned minimum and maximum bonus percentages. The EPS target for 1997 was set at $2.25, which target performance was to be exclusive of any EPS impact resultant from planned 1997 changes in accounting methods. The actual EPS performance for 1997 (adjusted for plan purposes) was $2.23. In keeping with the pay-for-performance design and intent of the Management Incentive Plan, this 1997 EPS performance resulted in a bonus being paid for 1997 under the Management Incentive Plan's corporate performance component to the named executive officers at a level that fell between their respective minimum and target bonus levels. The unit and individual performance targets for 1997 and the actual unit and individual performance results for 1997 varied widely between units and individuals.

     In granting long-term incentive awards during 1997, the Committee gave considerable weight to the annual long-term incentive award levels and practices of a diverse range of over 350 major companies that participated in the Towers Perrin survey of long-term incentive compensation practices. Of the 13 companies comprising the New Peer Group Index in the Performance Graph on pages 20-22 of this Proxy Statement, 7 were included in this Towers Perrin survey. The Corporation's long-term incentive award levels for 1997 were generally set at between the 50th and the 75th percentile of the award levels reflected in the Towers Perrin survey.

     Long-term incentive compensation awards in the form of performance restricted shares and stock options were made by the Committee in 1997 under the 1993 Long-Term Equity Incentive Plan. The named executive officers and the other officers who comprise the Corporation's Global Planning Committee received a 1997 long-term incentive award that was split so that approximately 50% of the value of the 1997 award was provided in the form of performance restricted shares, with the balance provided in the form of stock options. All other recipients of a 1997 long-term incentive award received 100% of the award in the form of stock options.

     The performance restricted shares granted in 1997 will be forfeited at the end of 1999 if the Corporation fails to attain for the three-year period from January 1, 1997 through December 31, 1999 a minimum average annual level of return on equity ("ROE") that was set by the Committee at the beginning of 1997. For this purpose, the Corporation's annual ROE result for each of the three years will be separately determined, totaled, and divided by three to determine the average annual ROE. If the average annual ROE over the three-year period is at least equal to this minimum level, then the extent to which the performance restricted shares granted in 1997 will become vested at the end of 1999 will be determined by the Corporation's average annual earnings growth rate over the same three-year period. A target level of average annual earnings growth over the three-year period was set by the Committee at the beginning of 1997, and average annual earnings growth between 0% and this target level will result in vesting of the performance restricted shares that ranges proportionately from 0% to 100%. The Committee also set a super-target level of average annual earnings growth at the beginning of 1997, and average annual earnings growth between the target level and the super-target level will result in vesting of the performance restricted shares that ranges proportionately from 100% to 200%. Performance restricted shares that are forfeited at the end of 1999 either because of the Corporation's failure to attain the minimum average annual ROE level or to attain the target level of average annual earnings growth will be canceled and revert to the Corporation.

     In general, the stock options granted in 1997 vest on the third anniversary of the grant date, are exercisable thereafter until the tenth anniversary of the award date, and have an exercise price equal to the award date fair market value of a share of the Corporation's Common Stock.

     In 1995, with the review and approval of the Committee, the Corporation implemented formal share ownership guidelines applicable to its key executives. By the end of a phase-in period, the guidelines require that the Chairman and the CEO each own real or phantom shares of Corporation Common Stock with a value of at least four times annual base salary. The guideline applicable to the other named executive officers is ownership of shares with a value of at least three times annual base salary. The primary intent of these guidelines is to significantly increase the extent to which the personal wealth of the Corporation's executives is directly linked to the performance of the Corporation's Common Stock, thereby materially expanding the community of interest between the executives and the Corporation's shareholders.

     Section 162(m) of the Internal Revenue Code imposes a $1,000,000 per year per named executive officer limitation on the amount of non-performance based compensation that can be paid and deducted by the Corporation. The Corporation's policy with respect to this limitation is to maximize the deductibility of all compensation paid to each named executive officer by (1) delivering compensation to named executive officers that to a substantial extent meets the Code Section 162(m) definition of performance-based compensation and (2) affording the named executive officers the opportunity to defer receipt of compensation to years after their retirement. In furtherance of this policy, the Corporation's Management Incentive Plan, under which the named executive officers have an opportunity to earn an annual cash bonus, and the 1993 Long-Term Equity Incentive Plan, under which the named executive officers receive long-term incentive compensation awards, have been designed and are administered so that all or a significant portion of the compensation received pursuant to such plans will qualify as performance-based compensation within the meaning of Section 162(m). In addition, the Corporation has implemented a Deferred Compensation Plan under which the named executive officers may defer receipt of up to 50% of annual base salary and up to 100% of annual cash bonus amounts. All compensation paid to the named executive officers in 1997 was deductible and it is anticipated that all compensation to be paid to named executive officers in 1998 will be deductible.


     1997 CEO COMPENSATION

     Mr. Hudson's base salary rate per annum for 1997 remained at the same level that was in effect for 1996, $810,000. In deciding not to adjust Mr. Hudson's salary for 1997, the Committee considered primarily the Corporation's disappointing growth and performance in 1996.

     Mr. Hudson's assigned minimum, target, and maximum annual cash bonus percentages under the Management Incentive Plan for 1997 were 10%, 65% and 100%, respectively. Accordingly, Mr. Hudson had the potential to earn an annual bonus of up to 100% of base annual salary if the Corporation were to attain 120% or more of the $2.25 EPS target and Mr. Hudson were to fully accomplish his individual performance targets. Based on the Corporation's adjusted EPS performance for 1997 and the Committee's assessment of Mr. Hudson's individual performance, Mr. Hudson's aggregate bonus under the Plan for 1997 was 66% of his base salary, or $534,600.

     On July 22, 1997 Mr. Hudson was awarded 63,900 stock options (2,100 incentive stock options and 61,800 nonqualified stock options) under the 1993 Long-Term Equity Incentive Plan, all with an exercise price of $47.00. These options will first be exercisable July 22, 2000 and remain exercisable to July 22, 2007. On the same date, Mr. Hudson was also awarded 39,600 performance restricted shares of Common Stock of the Corporation under the 1993 Long-Term Equity Incentive Plan. These shares will either vest or be forfeited at the end of 1999 based on the Corporation's performance in 1997, 1998 and 1999 with respect to average annual return on equity and average annual earnings growth targets that were set by the Committee. In making these long-term incentive awards, the Committee's intent was to continue a practice begun in 1993, when the Corporation's first stock option plan became effective, of increasing the proportion of stock-based compensation in the total compensation package of the Corporation's senior executive officers, particularly the CEO, thereby further increasing the executives' community of interest with the Corporation's shareholders. The aggregate long-term incentive award levels set for Mr. Hudson in 1997 were at approximately the 60th percentile of comparable long-term incentive award recipients reflected in Towers Perrin survey data relied upon by the Committee. Since the 1993 inception of the Long-Term Equity Incentive Plan, Mr. Hudson has been granted a total of 425,500 stock options and 111,500 performance restricted shares of Common Stock of the Corporation.

     As of the end of 1997, a portion of the initial performance restricted share grant made to Mr. Hudson in 1995 under the 1993 Long-Term Equity Incentive Plan was vested based on the Corporation's performance over the three-year period of 1995, 1996 and 1997. The Corporation's average annual ROE over the three-year period, adjusted for Plan purposes, exceeded the minimum threshold that had been set by the Committee in 1995, and the Corporation's average earnings growth rate over the three-year period, as defined for Plan purposes, of 8.42% resulted in Mr. Hudson becoming vested in 56.13%, or 14,033, of the 25,000 performance restricted shares (plus 56.13%, or 869, of the related dividend reinvestment shares) that had been granted to him in 1995. The unvested 10,967 share balance of the 25,000 share grant (along with the 679 share balance of the related dividend reinvestment shares) was forfeited back to the Corporation.

     In April 1992, Mr. Hudson had been awarded 12,200 stock bonus units under the Corporation's former Stock Plus Cash Bonus Plan, with a designated value of $27.88 and an unspecified cash bonus percentage (not in excess of 50%) to cover United States taxes on the payout, and in April 1993, Mr. Hudson had been awarded 20,000 stock bonus units under the Corporation's former Stock Plus Cash Bonus Plan, with a designated value of $28.50 and an unspecified cash bonus percentage (not in excess of 50%) to cover United States taxes on the payout. In April 1997, when the fair market value of a share of the Corporation's Common Stock had increased to $34.50, 4,066 of the 12,200 1992 stock bonus units and 6,666 of the 20,000 1993 stock bonus units matured, resulting in a stock bonus payment to Mr. Hudson of 2,061 shares of Common Stock of the Corporation and a cash payment of $35,608. In making these payout calculations, the award date designated value of $28.50 per stock bonus unit was used to determine the spread applicable to the maturing April 1993 stock bonus units in lieu of the alternative designated value defined under the Plan, but the alternative designated value defined under the Plan of $26.84 was used to determine the spread applicable to the maturing April 1992 stock bonus units in lieu of the April 1992 award date designated value of $27.88. The Plan's alternative designated value, which is based on earnings per share growth between the award date and the maturity date, is used in payout calculations whenever it would result in a greater stock bonus payout than would the award date designated value. (For an explanation of the alternative designated value, see footnote 1 to the Aggregated Option/SAR Exercises in 1997 and FY-End Option/SAR Values Table, pages 15-16).


     The Compensation and Management Development Committee:

     Dexter F. Baker            Ralph D. DeNunzio, Chairman

     John C. Morley             Paul G. Schloemer


TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has entered into agreements with the named executive officers to assure their unbiased counsel and continued dedication in the event of an unsolicited tender offer or other occurrence that may result in a change of control. The terms of the agreements provide that, in the event of a change of control, as previously defined on pages 8-9 of this Proxy Statement, and the termination of the executive's employment at any time during the 2-year period thereafter, the executive will be paid a lump sum equal to a multiplier of 2 or 3 times the sum of his highest salary rate in effect during the 12 months prior to termination of employment and his highest annual bonus paid during the prior 3-year period, together with payment of an amount necessary to pay any excise tax, and any taxes thereon, due on the lump sum or other payment.

     Additionally, upon a change of control: i) all awards that the executive has received under any bonus plans he is participating in will be immediately vested and either paid or exercisable, as appropriate; ii) the executive will be paid in cash installments per the terms of the applicable contract for all restricted stock, if any, issued by contract; iii) he will be vested in deferred compensation matching amounts; and iv) he will receive continuation of any existing split dollar life insurance policy until the latter of the policy anniversary date following the executive's 65th birthday or the 15th anniversary of the policy. Upon a change of control and termination of the executive's employment within 2 years thereafter, the executive also shall be vested in all pension benefits based on the highest annual salary rate in effect during the 12 months prior to termination of employment with respect to the pension plan and, with respect to the pension restoration plan, the amount of compensation on which the lump sum severance payment described above is calculated, plus an additional accrual for 2 or 3 years; shall receive the conversion of the executive's group term life insurance policy, if any, to a fully paid permanent life insurance policy remaining in effect for 2 or 3 years at the Corporation's cost; and shall receive continuation of health, dental, and disability benefits until the latter of 2 or 3 years, attainment of the age or other condition at which the benefits discontinue according to the terms of the related plan, reduced to the extent of comparable benefits provided by a new employer without cost.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997 there were: a) no transactions between the Corporation and management, the Directors (and Nominees for director) or related third parties;
b) no business relationship between the Corporation and a Director or Nominee for director; and c) no indebtedness to the Corporation by management, the Directors (and Nominees for director) or related third parties or entities, that must be disclosed.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers, directors, and persons owning more than ten percent of a registered class of the Corporation's equity securities file reports of ownership and changes in ownership of all equity and derivative securities of the Corporation with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. The SEC regulations also require that a copy of all such
Section 16(a) forms filed must be furnished to the Corporation by the officers, directors and greater than ten percent shareholders.

     Based solely on a review of the copies of such forms and amendments thereto received by the Corporation, or written representations from the Corporation's officers and directors that no Forms 5 were required to be filed, the Corporation believes that during 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met with the exception of Richard P. Clark, for whom inadvertently 153 shares held by one son rather than two sons were reported in a Form 3 as beneficially owned, and Juergen W. Gromer, for whom an exercise of stock options was incorrectly reported as a "same day sale" rather than a "cashless for stock" exercise whereby his holdings were increased by a net of 4,299 shares. Late or amended filings were made promptly upon discovery of the oversight.

                             PRINCIPAL SHAREHOLDERS

As of March 3, 1998, the only persons known to management to own beneficially more than 5% of the outstanding Common Stock of the Corporation are named below:
----------------------------------------------------------------------------
                       Name                     Amount
 Title of           and Address              and Nature of      Percent
  Class            of Beneficial               Beneficial       of Class
                       Owner                   Ownership
----------------------------------------------------------------------------

Common Stock      FMR Corp.                    15,908,145         7.23
                  82 Devonshire Street,
                  Boston, Massachusetts 02109

The nature of ownership is as follows:

     Sole Voting Powers.............................     935,115
     Shared Voting Powers...........................           0
     Sole Dispositive Powers........................  15,908,145
     Shared Dispositive Powers......................           0


                             INDEPENDENT ACCOUNTANTS

     The selection of Arthur Andersen LLP as the independent accountants for previous years has continued during the year 1998. Arthur Andersen LLP has no financial interest, direct or indirect, in the Corporation or any of its subsidiaries.

     A representative of Arthur Andersen LLP will attend the Annual Meeting with the opportunity to make a statement if he desires to do so and to answer questions that may be asked of him by the shareholders.


                           1999 SHAREHOLDER PROPOSALS

     Any shareholder, whether of record or a beneficial owner, desiring to submit a proposal for consideration to appear in the Corporation's 1999 Proxy Statement shall submit such proposal, typewritten or printed, addressed to the Corporate Secretary. Such proposal must identify the name and address of the shareholder, the number of the Corporation's shares held of record or beneficially, the dates upon which the shareholder acquired such shares and documentary support for a claim of beneficial ownership. The proposal should be sent Certified Mail - Return Receipt Requested to the attention of the Corporate Secretary, P.O. Box 3608, Mail Stop 176-48, Harrisburg, Pennsylvania 17105-3608 and must be received not later than November 16, 1998.

     In addition to the foregoing procedure for inclusion of a shareholder proposal in the Corporation's Proxy Statement, the Corporation will consider other items of business and nominations for election as director of the Corporation that are properly brought before the Annual Meeting by a shareholder. To be properly brought before the Annual Meeting, items of business must be appropriate subjects for shareholder consideration, timely notice thereof must be given in writing to the Corporate Secretary, and other applicable requirements must be met. In general, such notice is timely if it is received at the principal executive offices of the Corporation at least 60 days in advance of the date in the then-current year that corresponds to the date of the previous year's Annual Meeting. Alternative notice deadlines apply if the date of the Annual Meeting differs by more than 15 days from the date of the previous year's Annual Meeting. The Bylaws specify the information to be included in the shareholder's notice.

     Shareholders may either recommend nominations of director for consideration by the Nominating and Governance Committee in the process described on pages 9-10 of this Proxy Statement, or directly nominate persons for election to the Board by complying with the notice provisions set forth in the Bylaws. In general, such notice is timely if it is received by the Corporate Secretary at least 60 days in advance of the date in the then-current year that corresponds to the date of the previous year's Annual Meeting. Alternative notice deadlines apply if the date of the Annual Meeting differs by more than 15 days from the date of the previous year's Annual Meeting or if the election is to be held at a special meeting of shareholders. The Bylaws specify the information to be included in the shareholder's notice of nomination.

     Interested shareholders can obtain full copies of the Bylaw provisions by submitting a written request to the Corporate Secretary.

ITEM 2:

                    PROPOSAL FOR SHAREHOLDER APPROVAL OF THE
                                AMP INCORPORATED
                        1998 EMPLOYEE STOCK PURCHASE PLAN

     INTRODUCTION

     On October 22, 1997 the Board of Directors unanimously approved the Corporation's 1998 Employee Stock Purchase Plan (the "ESPP"), subject to the approval of the shareholders at the 1998 Annual Meeting. If approved by the shareholders, the ESPP would become effective July 1, 1998 and assist eligible employees of the Corporation and certain subsidiaries of the Corporation in the purchase of the common stock of the Corporation (the "Common Stock"). Through this acquisition of an increased proprietary interest in the Corporation, participating employees will have an additional incentive to share in the growth and prosperity of the Corporation. The Board of Directors believes that employee participation in ownership of the Corporation is to the combined benefit of the employee, the Corporation, its subsidiaries and the Corporation's shareholders. The ESPP is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     MATERIAL FEATURES OF THE ESPP

     Beginning July 1, 1998, eligible employees (as defined below) would have the right (an "Option") to purchase shares of Common Stock under the ESPP at discounted prices through automatic payroll deductions. An eligible employee electing to participate in the ESPP may authorize payroll deductions at the rate of any whole percentage of the employee's base cash compensation, not to exceed 25% of such compensation or such lesser percentage as designated by the committee appointed to administer the ESPP, as described below (the "Committee"). All payroll deductions will be held by the Corporation and commingled with its other corporate funds, but shall be credited to an individual stock purchase account that will be established for each participating employee. No interest will be paid on the amounts credited to such accounts pending investment, except where required by local law. The purchase of Common Stock under the ESPP may only be made through payroll deductions, and additional payments to the individual accounts will not be accepted.

     Unless a different purchase period is determined by the Committee, Options to purchase shares of Common Stock under the ESPP will be automatically exercised for each participant on the last business day of each calendar quarter, that is, March 31, June 30, September 30 and December 31. All amounts accumulated in a participant's individual stock purchase account as of those dates will be used to purchase the number of shares of Common Stock (including fractional shares) that can be acquired at an option price that is the lower of:
i) the fair market value of the Common Stock on the first business day of the applicable calendar quarter, or such other purchase period as may be determined by the Committee, less a percentage discount as established by the Committee, but in no event more than 15% (the "Designated Discount"), or ii) the fair market value on the last business day of each calendar quarter, or such other purchase period as may be determined by the Committee, less the applicable Designated Discount. However, the Committee may determine at any time in advance of a purchase period that the option price shall be the price described in ii) above. For purposes of the ESPP, the "fair market value" is the closing price of shares of Common Stock on the New York Stock Exchange on the trading day that precedes the relevant date of valuation.

     In accordance with Section 423(b)(8) of the Code, no participant may purchase Common Stock in connection with any Option under the Plan at a rate that exceeds a total of $25,000 in fair market value of Common Stock (based on the fair market value of the Common Stock at the time each Option is granted) for all Options outstanding at any time during each calendar year. If a participant's payroll deductions during a purchase period exceed the purchase price for this maximum number of shares of Common Stock that may be purchased under an Option outstanding in any calendar year, the excess shall be retained in the participant's stock purchase account and applied to the next purchase period.

     If the total number of shares of Common Stock that would otherwise be issued on the last business day of a calendar quarter or other purchase period designated by the Committee, based on the fair market value of a share of Common Stock on that date, exceeds the maximum number of shares offered on the first business day of such purchase period, based on the fair market value of a share of Common Stock on that date, then the number of shares that may be purchased under Options granted for that purchase period shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. Payroll deductions shall also be reduced or refunded as appropriate.

     The Corporation will deliver to each participant a record of the number of shares of Common Stock purchased under the ESPP at the end of each calendar quarter or other purchase period designated by the Committee, together with a statement of the balance of any amount of payroll deductions remaining in the participant's stock purchase account. Shares of Common Stock issued pursuant to the ESPP shall be fully paid and non-assessable, but will be subject to such delivery requirements, holding periods or other restrictions as the Committee may establish from time to time. Once such shares have been purchased on behalf of and delivered to the participant, the participant shall have voting, dividend and all other shareholder rights with respect to those shares.

     A participant may increase or decrease his or her rate of payroll deductions only effective on the first day of the applicable calendar quarter or other designated purchase period. A participant may, however, discontinue participation in the ESPP at any time during a purchase period, in which case his or her payroll deductions accumulated prior to the end of participation will remain in the ESPP for the purchase of shares of Common Stock at the end of said purchase period. Upon such cessation of participation, the employee also will be subject to any restrictions or waiting periods that the Committee may establish for future resumption or discontinuation of payroll deductions. In the event of a participant's retirement, death or other termination of employment for any reason, all accumulated amounts credited to such participant's share purchase account shall be paid to the participant or the participant's estate without interest (except where required by local law) and his or her participation in the ESPP shall terminate.

     The ESPP authorizes the grant of options not governed by Section 423 of the Code if approved by the Committee. It is anticipated that this provision will be invoked in connection with employees of affiliates in the United Kingdom, who in the aggregate constitute 4% of the Corporation's eligible employees globally and who will likely be offered participation in a Save-As-You-Earn arrangement qualifying for favorable tax treatment in the United Kingdom. If so authorized, these United Kingdom participants only will be offered the opportunity to purchase shares at no more than 20% discount by entering into three-year or longer contracts with a financial institution that will hold the employees' payroll deductions pending purchase of the shares. Under the provisions of a Save-As-You-Earn arrangement, the purchase price for the Options will be determined at the beginning of the contract period and participants will not be given the choice of designating a purchase price at the end of the period. Participants also will bear the risk of currency fluctuations during the contract period.

     The Corporation will bear all administrative expenses of the ESPP.

     TERM OF THE PLAN

     Upon approval by the shareholders, the ESPP will become effective July 1, 1998 and continue until June 30, 2008 unless previously terminated by the Board of Directors of the Corporation.

     SHARES RESERVED FOR THE PLAN

     The ESPP authorizes up to 3,000,000 shares of Common Stock to be purchased under the plan during its term. The Board of Directors may proportionately adjust this number of authorized shares, as well as the price per share of Common Stock covered by each outstanding Option, the number of shares to be purchased pursuant to such Options and the maximum number of shares subject to any individual Option outstanding in a calendar year, as applicable, in the event of any change in the outstanding Common Stock of the Corporation due to one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares. Shares covered by an outstanding Option that is not exercised in whole or in part or is settled in cash shall, to the extent such shares are not issued, be available for future grants under the ESPP. Shares of Common Stock issued under the ESPP will be either treasury shares or authorized and unissued shares. Each share of Common Stock purchased pursuant to the ESPP will be accompanied by a share purchase right issued under the Corporation's Rights Agreement dated as of October 25, 1989, as amended.

     ELIGIBILITY

     Any employee is eligible to participate in the ESPP if he or she is regularly employed on a full-time basis by the Corporation or by any subsidiary or affiliate of the Corporation designated by the Board of Directors as covered by the ESPP. Participation in the ESPP is subject to such administrative rules governing waiting periods after commencement of employment as may be established from time to time by the Committee. The Committee also may establish criteria and procedures governing the eligibility of part-time employees to participate in the ESPP. No employee holding 5% or more of the Corporation's outstanding shares of Common Stock may participate in the plan and the Board of Directors, in its discretion, may also determine that highly compensated employees shall be ineligible. Approximately 42,500 employees worldwide would have been eligible to participate in the ESPP as of March 3, 1998. This estimate of eligible employees excluded employees working in countries with laws that prohibit or materially restrict participation in this plan.

     ADMINISTRATION OF THE PLAN

     The Board of Directors of the Corporation will designate a Committee of two or more members to administer the ESPP. Initially this Committee will consist of the Chairman, the Chief Executive Officer and the Chief Financial Officer of the Corporation, but the Board may change the members of the Committee at any time. The Committee has the full power in its discretion to promulgate rules for the proper administration of the ESPP, to interpret the provisions of the ESPP, to make factual determinations relevant to ESPP entitlements and to take all action that it deems necessary or advisable for the administration of the ESPP, consistent with the terms of the ESPP. The Committee may adopt rules relating to the operation and administration of the ESPP to accommodate the specific requirements of local laws and procedures in jurisdictions outside the United States. Decisions by the Committee are, in all respects, final and binding on participants under the plan. The Committee may delegate to one or more individuals the day-to-day administration of the ESPP. No member of the Board of Directors or the Committee shall be liable for any action in connection with the administration of the ESPP if such action is taken in good faith.

     AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors has the right to terminate or suspend the ESPP at any time and for any reason, or to amend it in any respect; provided, however, that in the absence of shareholder approval, the Board may not amend the ESPP in a manner that: i) materially increases the number of shares subject to the ESPP other than by reason of an adjustment under the circumstances described in "Shares Reserved for the Plan" above; ii) materially modifies the eligibility requirements for participation in the ESPP, except as provided for under the terms of the plan; iii) materially increases the benefits under the ESPP; iv) reduces the share purchase price other than by reason of an adjustment under the circumstances described in "Shares Reserved for the Plan" above; or v) extends the duration of the ESPP beyond June 30, 2008.

     NEW PLAN BENEFITS

     The number of eligible employees that will elect to participate in the ESPP and the extent of their participation cannot be determined either in the future or based on the last completed calendar year as if the ESPP had been in effect. Accordingly, it is not possible to determine with certainty the number of shares of Common Stock or their dollar value that will be distributed under the plan.

     The Corporation anticipates, however, that an average of approximately 300,000 shares of Common Stock will be issued annually during the 10-year term of the ESPP. Based on a per share price of $43 5/8 (the closing price for Common Stock on the New York Stock Exchange on March 3, 1998) and assuming each executive officer of the Corporation participates to the fullest extent possible, the benefits of the ESPP during 1997 would have been as follows:

               AMP INCORPORATED 1998 EMPLOYEE STOCK PURCHASE PLAN
                                NEW PLAN BENEFITS

   Name and Position            Benefit (U. S. $)         Number of Shares
   -----------------            -----------------         ----------------
William J. Hudson, Jr. ...........    3,800                        575
 Chief Executive Officer
 and President
James E. Marley  .................    3,800                        575
 Chairman
Robert Ripp ......................    3,800                        575
 Executive Vice President
Juergen W. Gromer  ...............    3,800                        575
 Vice President
John E. Gurski  ..................    3,800                        575
 Vice President
Executive Officers
 as a Group ......................   66,800                     10,200
Non-Executive Officer
Employee Group  ..................1,900,000                    289,800

     NON-ASSIGNABILITY

     Prior to its settlement in the form of shares of Common Stock or cash, no Option or other right, benefit or accumulated payroll deduction under the ESPP may be voluntarily or involuntarily assigned, transferred, pledged or otherwise disposed of. Options under the ESPP will be exercisable during a participant's lifetime only by the participant or the participant's guardian or legal representative.

     LIQUIDATION OR CHANGE OF CONTROL

     In the event of a liquidation of the Corporation, all outstanding Options and the ESPP itself will terminate immediately prior to such liquidation and all accumulated payroll deductions in the stock purchase accounts will be refunded to the participants, without interest. In the event of a change of control of the Corporation by a sale of all or substantially all of its assets or by a merger or consolidation of the Corporation with and into another corporation, then, in the sole discretion of the Board of Directors, either 1) each Option shall be assumed, or an equivalent option shall be substituted, by the successor corporation or its affiliates, 2) all outstanding Options shall be deemed exercisable on a date, as established by the Board, that is on or before the effective date of the change of control, or 3) all outstanding Options and the ESPP itself will terminate and all accumulated payroll deductions in the stock purchase accounts will be refunded to the participants, without interest.

     CERTAIN INCOME TAX EFFECTS OF PLAN PARTICIPATION

     Set forth below is a discussion of certain U.S. income tax consequences the Corporation believes will result from the grant and exercise of Options under the ESPP. This discussion is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change. In addition to being subject to the U.S. income tax consequences described below, which is not intended to be a complete description of all U.S. income tax aspects of participation in the ESPP, a participant may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which he or she works and/or resides. The summary below assumes that the ESPP is approved by the Corporation's shareholders and it qualifies as an employee stock purchase plan within the meaning of Section 423 of the Code; if the ESPP is not so approved or otherwise is not qualified, or in the future becomes non-qualified under Section 423, participants would recognize as ordinary income on each date that the Options are exercised an amount equal to the Designated Discount of the fair market price of the shares of Common Stock purchased upon such exercise.

     Under the Code, an eligible employee who elects to participate in an offering under the ESPP will recognize income for the amounts withheld from his or her paycheck for the year in which such amounts would otherwise have been paid to the participant. These amounts will also be deductible by the Corporation. Participants will not, however, realize additional taxable income either at the commencement of an offering period and the grant of an Option or when the shares of Common Stock purchased under the plan are delivered to him or her. Each participant's basis in shares purchased will equal the amount paid for such shares.

     If the shares purchased upon the exercise of an Option under the ESPP are not disposed of within 2 years after the date the Option was granted or, if later, within 1 year after the date of delivery of such shares to the participant, then upon a subsequent disposition of the shares the participant will realize ordinary income for that year in an amount equal to the lesser of
(a) the excess of the fair market value of such shares at the time of their disposition over the purchase price of the shares, or (b) the Designated Discount of the fair market value of the shares on the date the related Option was granted. The participant's basis in the shares disposed of will be increased by an amount equal to the amount of ordinary income determined above, and any gains or losses realized upon the disposition of the shares and based on this adjusted basis will be taxable as long-term capital gain. Neither the Corporation nor any of its subsidiaries and affiliates will be entitled to any deduction upon the disposition of the shares under the foregoing circumstances.

     If the shares are disposed of before the end of either the 2-year or 1-year periods discussed above (a "disqualifying disposition"), the participant will realize ordinary income in the year of disposition on an amount equal to the excess of the fair market value of such shares on the date of purchase over their purchase price. The participant's basis in the shares disposed of will be increased by an amount equal to the amount of ordinary income determined above, and any gains or losses realized upon the disposition of the shares and based on this adjusted basis will be taxable as either long-term or short-term capital gain or loss, depending on the holding period for such shares. The Corporation (or the subsidiary or affiliate for which the participant is employed) will be entitled to a tax deduction for the amount the participant is required to include in ordinary income as a result of such disposition.

     In the event of the death of a participant prior to the disposition of the shares (whether or not within the 2-year or 1-year periods described above), a participant will be subject to ordinary income tax in an amount equal to the lesser of (a) the Designated Discount of the fair market value of the shares on the first business day of the purchase period, or (b) the amount, if any, by which the fair market value of the shares as of the date of death exceeds the amount actually paid for the shares.

     A participant who is neither a citizen nor a resident of the United States generally will not be subject to the U. S. income tax rules described above with respect to the shares of Common Stock purchased under the ESPP.

     The ESPP is not subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA").

     SHAREHOLDER APPROVAL

     The affirmative vote of a majority of the votes cast by holders of shares of Common Stock entitled to vote at the 1998 Annual Meeting of Shareholders is required for approval of the ESPP. The ESPP will not become effective in the absence of such shareholder approval. Abstentions and broker non-votes (i.e., the failure of a broker to vote on behalf of a client on a particular matter, notwithstanding that the broker has voted on another matter on behalf of such client) are not counted as votes cast.

     BOARD OF DIRECTORS' RECOMMENDATION

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CORPORATION'S 1998 EMPLOYEE STOCK PURCHASE PLAN.

                           GENERAL AND OTHER MATTERS

     The Corporation knows of no matter that will be brought before the meeting other than the matters expressly mentioned in the Notice of Annual Meeting of Shareholders. However, if any further matters properly come before the meeting or any of its adjournments, the Proxy Committee will vote the shares of stock represented by the proxies in accordance with their best judgment on such matters. The Corporation will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. In addition, the Corporation has retained Georgeson & Company Inc. to aid in the solicitation of proxies from brokers, banks and other nominees as well as institutional holders, at a fee of $8,500 plus expenses. The Corporation may also use regular employees, without additional compensation, to solicit proxies by personal solicitation, telephone or otherwise.

     You are urged to mark, sign and return your proxy promptly to make certain your shares will be voted at the meeting. For your convenience, a stamped self-addressed envelope is enclosed.

     The 1997 Annual Report of the Corporation, including financial statements, was mailed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement by reference, and is not deemed a part of the proxy soliciting material.

     UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED HEREUNDER, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO SUCH PERSON A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE CALENDAR YEAR 1997. SUBMIT THE WRITTEN REQUEST TO J. E. MARLEY, CHAIRMAN, P.O. BOX 3608, Mail Stop 176-40, HARRISBURG, PENNSYLVANIA 17105-3608.

Dated: March 16, 1998.

            (Recycled Symbol) Printed on Recycled Paper

                                    APPENDIX
                                    --------

 [front side of proxy card]

PROXY

                                AMP INCORPORATED

     The undersigned hereby appoints W. J. Hudson, J. E. Marley and D. F. Henschel, and each of them, his or her proxy, with full power of substitution, to vote all stock of the undersigned at the ANNUAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD ON WEDNESDAY, APRIL 22, 1998, AT 10:30 a.m., LOCAL TIME, at the AMP Global Executive Leadership Center, 411 South 40th Street, Harrisburg, Pennsylvania, and at any adjournment or adjournments thereof, hereby revoking any proxy previously given and ratifying all that said proxy or proxies may do pursuant hereto. Shares not held in Plan accounts will be voted as directed on the reverse side of this Proxy card; if no direction is made, the shares will be voted in accordance with the recommendations of your Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     For those participants who hold accounts with Common Stock through the AMP Incorporated Employee Savings and Thrift Plan -- 401(k) ("401(k)") or the MERIT Plan of Benefits of M/A-COM ("MERIT"): The undersigned instructs the applicable Trustee under the Plan to vote all shares or fractions of shares credited to the undersigned's account as of the latest available processing date on or before March 3, 1998 as directed on the reverse side of this Proxy card. Those shares in 401(k) accounts for which no directions are received will be voted by the Trustee in its sole and absolute discretion. Those shares in MERIT accounts for which no directions are received will be voted by the Trustee in the proportion established by all directions received from the other participants in the MERIT Plan.

     If you have Common Stock held directly and under one or more of the Plans, the voting directions on the reverse side of this proxy card will apply to your combined shares.

                  (Continued and to be signed on reverse side)

[example of reverse side of proxy card]
 ----------------------------------
|                                  |
|                                  |
|                                  |
|   (1)                 (2)        |
|                                  |
|                                  |
|                                  |
|           (3)                    |
|----------------------------------|

[part (1) information is as follows:]

   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
   "FOR ALL NOMINEES" IN ITEM 1 and "FOR" ITEM 2.

Item 1--Election of the following                For all        Withheld
        Nominees as Directors:                   Nominees       for all
        R. D. DeNunzio, B. H. Franklin,                         Nominees
        J. M. Hixon, W. J. Hudson,                ____          ____
        J. M. Magliochetti, J. E. Marley,        |    |        |    |
        H. A. McInnes, J. J. Meyer,              |    |        |    |
        J. C. Morley, P. G. Schloemer and         ----          ----
        T. Shiina

Withheld for the following only (Write the name of the Nominee(s) in the space below)

-----------------------------------------------------------
Item 2 - Proposal to Approve the            For     Against   Abstain
AMP Incorporated 1998 Employee Stock        ____     ____     ____
Purchase Plan                              |    |   |    |   |    |
                                           |    |   |    |   |    |
[part (2) information is as follows:]       ----     ----     ----




THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting dated March 16, 1998.

The shares represented by this proxy will be voted as directed by the shareholder. Abstentions are not counted as votes cast with respect to Items 1 and 2.

     YES
    [      ] I PLAN TO ATTEND THE ANNUAL MEETING -- please send me an admission card.

[part (3) information is as follows:]

Signature(s)______________________ Date_______________

NOTE: Please date and sign exactly as name appears hereon. Each joint owner should sign. When signing as attorney, executor, trustee, guardian or corporate officer, please give full title as such. Corporations should indicate full corporate name and have a duly authorized officer sign.

                                 ADMISSION CARD

                       The shareholder bearing this ticket
                        is entitled to attend the Annual
                           Meeting of Shareholders of
                                AMP Incorporated


                                      DATE:
                            Wednesday, April 22, 1998


                                      TIME:
                                   10:30 A.M.

                                    LOCATION:

                       Global Executive Leadership Center
                              411 South 40th Street
                            Harrisburg, Pennsylvania

                        AMP INCORPORATED


               1998 EMPLOYEE STOCK PURCHASE PLAN
                       TABLE OF CONTENTS

                                                             Page

I.   Purpose                                                  1

2.   Definitions                                              1

3.   Eligibility                                              2

4.   Participation                                            3

5.   Offering                                                 4

6.   Purchase of Stock                                        6

7.   Payment and Delivery                                     6

8.   Recapitalization                                         6

9.   Merger, Liquidation, Other Corporation Transactions      7

10.  Transferability                                          7

11.  Amendment or Termination of the Plan                     8

12.  Administration                                           8

13.  Committee Rules for Foreign Jurisdictions                9

14.  Securities Laws Requirements                             9

15.  Government Regulations                                    9

16.  No Enlargement of Employee Rights                        9

17.  Governing Law                                            9

18.  Effective Date                                          10
                        AMP INCORPORATED

               1998 EMPLOYEE STOCK PURCHASE PLAN


1.   PURPOSE.

     The purpose of this Plan is to provide an opportunity for Employees of AMP Incorporated (the "Corporation") and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended, although the Corporation makes no undertaking nor representation to maintain such qualification. In addition, this Plan authorizes the grant of options and issuance of Common Stock which do not qualify under section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2.   DEFINITIONS.

     (a)  "Board" shall mean the Board of Directors of the Corporation.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the committee appointed by the Board in accordance with Section 12 of the Plan.

     (d) "Common Stock" shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

     (e) "Compensation" shall mean an Employee's base cash compensation including non-variable cash payments paid on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary plus pre-tax contributions of the Employee which are part of deferred compensation or benefit plans maintained by the Corporation or a Designated Subsidiary, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay (such as commissions) to be included in the definition of Compensation and may change the definition on a prospective basis.

     (f)  "Corporation" shall mean AMP Incorporated, a Pennsylvania corporation.

     (g) "Designated Subsidiary" shall mean a Subsidiary which has been designated by the Board as eligible to participate in the Plan with respect to its Employees.

     (h) "Employee" shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation's payroll records during the relevant participation period.

     (i)  "Entry Date" shall mean the first business day of each Purchase
          Period.

     (j) "Fair Market Value" shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:

          (1) If the shares are traded on an exchange, the reported "closing price" on the trading day which precedes the relevant day (e.g., the Entry Date or Purchase Date);

          (2) If the shares are traded over-the-counter on the NASDAQ System or on the NASDAQ National Market System, the mean between the highest bid and the highest asked prices on said System on the trading day which precedes the relevant day (e.g., the Entry Date or Purchase Date); and

          (3) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (k)  "Participant" shall mean a participant in the Plan as described in
          Section 4 of the Plan.

     (l)  "Plan" shall mean this employee stock purchase plan.

     (m)  "Purchase Date" shall mean the last business day of each Purchase
          Period.

     (n) "Purchase Period" shall mean a three-month, six-month or other period as determined by the Committee. The first Purchase Period shall commence on the Plan's Effective Date. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period.

     (o) "Shareholder" shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation's by-laws.

     (p) "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

3.   ELIGIBILITY.

     Any Employee regularly employed on a full-time basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to the Purchase Period beginning on that Entry Date and provided further that (1) the Committee may extend eligibility to part-time Employees pursuant to criteria and procedures established by the Committee and (2) the Committee may impose an eligibility period on participation of up to two years with respect to participation on any prospective Entry Date. The Board may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code section 414(g). An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 13 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4.   PARTICIPATION.

     4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, not to exceed twenty-five percent (25%) of the Employee's Compensation, or such lesser percentage as specified by the Committee as applied to a Purchase Period. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

     4.2 Under procedures established by the Committee, a Participant may discontinue participation in the Plan at any time during a Purchase Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee. A Participant may increase or decrease his or her rate of payroll deductions only effective on an Entry Date by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to discontinue or change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless the Board determines to change the maximum permissible rate.

     If a Participant discontinues participation during an Purchase Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he or she re-enrolls in the Plan. The Committee may establish rules limiting the frequency with which Participants may discontinue and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume payroll deductions following discontinuance. The Committee may also change the rules regarding discontinuance of participation or changes in participation in the Plan. In the event any Participant terminates employment with the Corporation or any Subsidiary for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all amounts credited to the Participant's account shall be paid to the Participant or the Participant's estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.

     In the event of a Participant's death, any accumulated payroll deductions will be paid, without interest, to the estate or legal representative of the Participant.

5.   OFFERING.

     5.1 The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 3,000,000 shares. The Board or the Committee may designate any amount of available shares for offering for any Purchase Period determined pursuant to Section 5.2.

     5.2 Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive quarterly Purchase Periods commencing at the beginning of each calendar quarter. The Committee shall have the power to change the duration of future Purchase Periods, without shareholder approval, and without regard to the expectations of any Participants.

     5.3 With respect to each Purchase Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee (assuming payroll deductions at a rate of 25% of Compensation or such lesser percentage of Compensation as determined by the Committee) during each Purchase Period at the purchase price specified in Section 5.4 below, subject to the following additional limitations:

     (a) The number of shares which may be purchased by any eligible Employee on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the first day of the Purchase Period in which such Purchase Date occurs.

     (b) The number of shares which may be purchased by an Eligible Employee on any subsequent Purchase Date which occurs in the same calendar year (as referred to in subsection (a) above) shall not exceed the number of shares determined by performing the calculation below:

     Step One: The number of shares purchased by the Employee during any Purchase Period whose Purchase Date occurred in the same calendar year shall be multiplied by the Fair Market Value of a share of Common Stock on the first day of such previous Purchase Period in which such shares were purchased.

     Step Two: The amount determined in Step One shall be subtracted from $25,000.

     Step Three: The amount determined in Step Two shall be divided by the Fair
          Market Value of a share of Common Stock on the first day of the Purchase Period in which the subsequent Purchase Date (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient thus obtained shall be the maximum number of shares which may be purchased by any eligible Employee on such subsequent Purchase Date.

     5.4 The option price under each option shall be the lower of: (i) a percentage (not less than eighty-five percent (85%)) established by the Committee ("Designated Percentage") of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value on the Purchase Date on which the Common Stock is purchased. The Committee may change the Designated Percentage with respect to any future Purchase Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Purchase Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.

     5.5 If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, payroll deductions shall also be reduced or refunded accordingly. If an Employee's payroll deductions during any Purchase Period exceeds the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be retained in the Participant's account and applied to the next Purchase Period.

     5.6 Notwithstanding any other provision of the Plan to the contrary, no Employee participating in the section 423 Plan shall be granted an option to purchase Common Stock under the Plan at a rate which exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with Code section 423(b)(8).

6.   PURCHASE OF STOCK.

     Upon the expiration of each Purchase Period, a Participant's option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 5.4, except as otherwise provided in
Section 5.5.

7.   PAYMENT AND DELIVERY.

     Upon the exercise of an option on each Purchase Date, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by the Corporation. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non- assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in Section 7.

8.   RECAPITALIZATION.

     If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

     The Board, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

     The Board's determinations under this Section 8 shall be conclusive and binding on all parties.

9.   MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

     In the event of the proposed liquidation or dissolution of the Corporation, the Purchase Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants, without interest.

10.  TRANSFERABILITY.

     Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.2.

11.  AMENDMENT OR TERMINATION OF THE PLAN.

     11.1 The Plan shall continue until, June 30, 2008 unless previously terminated in accordance with Section 11.2.

     11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment shall:

     (a) materially increase the number of shares subject to the Plan, other than an adjustment under Section 8 of the Plan;

     (b) materially modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in this Plan;

     (c)  materially increase the benefits accruing to Participants;

     (d) reduce the purchase price specified in Section 5.4, except as specified in Section 8;

     (e)  extend the term of the Plan beyond the date specified in Section 11.1;
          or

     (f)  amend this Section 11.2 to defeat its purpose.

12.  ADMINISTRATION.

     The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and who may be removed by the Board at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to adopt sub-plans applicable to specified Subsidiaries or locations and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13.  COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

     The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

     The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub- plan.

14.  SECURITIES LAWS REQUIREMENTS.

     The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15.  GOVERNMENTAL REGULATIONS.

     This Plan and the Corporation's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.  NO ENLARGEMENT OF EMPLOYEE RIGHTS.

     Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

17.  GOVERNING LAW.

     This Plan shall be governed by Pennsylvania law.

18.  EFFECTIVE DATE.

     This Plan shall be effective July 1, 1998, subject to approval of the shareholders of the Corporation within 12 months of its adoption by the Board of Directors.